As filed with the Securities and Exchange Commission on July 2, 2008

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CLOUDTECH SENSORS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2035917 (I.R.S. Employer Identification No.)

13 Laetitia Lane
Landenberg, Pennsylvania 19350

(610) 255-5678

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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James Trichon, President

13 Laetitia Lane
Landenberg, Pennsylvania 19350

(610) 617-9392

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Michael S. Krome, Esq.

8 Teak Court

Lake Grove, New York 11755

Telephone No.: (631) 737-8381

Facsimile No.:  (631) 737-8382

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (1)	$5,000,000	$1.00	$5,000,000	$197
Common Stock (2)	$9,799,358	$1.00	$9,799,358	$386
Total				$583

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(1)

To be offered by the Registrant.

(2)

To be offered by selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated July 1, 2008

CLOUDTECH SENSORS, INC.

14,799,358 shares of common stock

We are offering up to 5,000,000 shares of common stock and the selling stockholders identified in this prospectus are offering up to 9,799,358 shares of common stock.  We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.

No trading market currently exists for our shares.  We are offering the shares of our common stock at a price of $1.00 per share.  The selling stockholders will offer their shares of common stock at a price of $1.00 per share unless and until our common stock is included for quotation on the OTC Bulletin Board or a market for our common stock otherwise develops.  Thereafter, shares of common stock offered by the selling stockholders may be offered from time to time at prevailing market prices.  We cannot make any prediction at what range our shares will trade, if any.

We will not sell any of the shares offered by us unless we sell a minimum of 200,000 shares to the public by October __, 2008. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, ___________, in trust for the subscriber’s benefit, pending release to us.  In the event we do not receive a minimum of $200,000 in subscriptions by October __, 2008, or November __, if we elect to extend the offering period, escrowed funds will be promptly returned to the subscribers without interest or deduction.

The securities offered in this Prospectus involve a high degree of risk.  You should carefully consider the factors described under the heading “Risk Factors” beginning on page 7.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Company (2)
Per Share	$1.00	$0	$0
Total – Minimum	$200,000	$0	$200,000
Total – Maximum	$5,000,000	$0	$5,000,000

(1)

Our shares in this offering will be sold by our officers and directors for no compensation.  There are no underwriting commissions involved in this offering; however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this offering.

(2)

The proceeds to us are shown before deduction for legal, accounting, printing and other expenses which are estimated to be approximately $75,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2008

PROSPECTUS SUMMARY

Unless otherwise indicated, all information contained in this prospectus, including per share data and information relating to the number of shares authorized and outstanding, has been adjusted to reflect a three-for-one split of our common stock and Series A preferred stock which was effected on May 15, 2008.

This Prospectus Summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering by the selling stockholders, which information appears elsewhere in this Prospectus.

Our Company

Cloudtech Sensors, Inc. is an early-stage developer of handheld detectors that can discover and identify – in real time and under low-flow conditions – hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response.

We are in the process of developing rugged and compact, low-cost, easy-to-use detectors made to user specifications that deliver rapid, qualitative analyses from any location, fixed or remote, via GPS mapping and communication technology to any EDGE-enabled device.  Using licensed-in, patented technologies, we intend to be a leading provider of biosensor detection devices to the burgeoning homeland security, healthcare, food safety and environmental markets.

Many universities and research institutions involved in detection technology R&D in the United States and across the world have no conduit into the marketplace for their work.  We have established and continue to establish informal strategic alliances among the many universities, research and development labs, technology providers, and other partners to engage in collaborative research and development activities.  In-kind and contract services are provided to us in order to develop and market patented sensor technology.

We plan to contract with third-party manufacturers of precision chips and devices, leveraging their custom instrumentation expertise and services to design and build a single base device with a standard set of proprietary, fully customizable chips and integrated communications platform.

Outsourcing production to best-in-class manufacturers will enable us to:

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Optimize product designs and reduce time to market;

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Have greater access to a wider range of specialists in engineering knowledge and services, including technology building blocks, manufacturing capability, and support services;

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Reduce risk; and

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Keep material and labor costs low to sell competitively priced, cost-effective sensors.

We plan to offer small, rugged, handheld, GPS-enabled sensor chips and devices at highly competitive prices.  We expect to offer the base unit for less than $1,500, and charge $20 per test per chip, with up to 100 user-determined tests on each chip.  Over time, we expect to significantly lower the per-chip cost.  We expect to achieve revenues through distribution/channel partners; direct sales; and national and international licensing agreements.

Our company was incorporated in the State of Delaware in March 1987 and was originally named Total LifeStyle Corporation.  Among other name changes which subsequently occurred, our corporate name was changed to Advanced Products Group, Inc. in May 1999. Between late 1999 and 2007, Advanced Products Group conducted no business activities other than seeking appropriate merger acquisition candidates.  In May 2007, these efforts led to the acquisition of Cloudtech Sensors, Inc., a privately held Delaware corporation, by way of a reverse merger transaction pursuant to which Cloudtech Sensors, Inc. was merged with and into Advanced Products Group.  As a result of the merger, the shareholders of the acquired company were issued shares representing 85% of the outstanding common stock of the surviving corporation, which changed its name to Cloudtech Sensors, Inc. and succeeded to the business of the acquired company.

The Offering

Common stock offered by us	5,000,000 shares (maximum offering) 200,000 shares (minimum offering)
Common stock offered by selling stockholders	9,799,358 shares
Common stock to be outstanding after this offering	103,016,798 shares (maximum offering) 98,216,798 shares (minimum offering)
Public Trading Market for Securities Offered	None. Our common stock is not currently traded on any public securities exchange or included in any quotation system.
Use of proceeds

We plan to use the net proceeds of this offering for general corporate purposes, including working capital, research and development, sales and marketing and capital expenditures.  We may also use a portion of the net proceeds for the acquisition of, or investment in, businesses, products and technologies that are complementary to our business.  We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Risk factors

See the section of this prospectus entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock, including risk relating to our ability to continue as a going concern.

Summary Financial Information

(Amounts in thousands, except per share data)

		Nine Months Ended March 31,
	Period of August 22, 2006 (inception), through June 30, 2007	Nine Months Ended March 31, 2008	Period of August 22, 2006 (inception), through March 31, 2007
	(Audited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Sales	—	—	—
Operating expenses	$579,993	1,040,101	11,137
Operating (loss)	(579,993)	(1,040.101)	(11,137)
Other Income (expense)	—	6,255	—
Net (loss)	(579,993)	(1,033,846)	(11,137)
Earnings (loss) per share:
Basic	(.01)	(.01)	(0.00)
Diluted	(.01)	(.01)	(0.00)

	As of
	June 30, 2007	March 31, 2008
	(Audited)	(Unaudited)
Selected Balance Sheet Data:
Cash	$1,592	$131,845
Total assets	1,592	196,075
Accounts payable and accrued expenses	124,375	335,663
Due to related parties	128,850	86,455
Short-term notes payable – related parties	300,000	—
Total liabilities	553,225	449,434
Stockholders’ equity (deficit)	(551,663)	(253,359)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described below and all other information contained in this prospectus before deciding to invest in shares of our common stock.  While all risks and uncertainties that we believe to be material to our business and therefore the value of our common stock are described below, it is possible that other risks and uncertainties that affect our business will arise or become material in the future.

If we are unable to effectively address these risks and uncertainties, our business, financial condition or results of operations could be materially and adversely affected.  In this event, the value of our common stock could decline and you could lose part or all of your investment.

Risks Related To Our Business

Cloudtech is a development-stage company. We have incurred losses since inception and expect to incur significant net losses in the foreseeable future and may never become profitable.

Since our inception, we have incurred significant losses and negative cash flows from operations.  As of March 31, 2008, we had an accumulated deficit of $1,613,839, and anticipate incurring additional losses for at least the next several years.  We expect to spend significant resources over the next several years to enhance our sensor technologies and to fund research and development of our pipeline of potential products.  We have not generated any revenues since our funding.  In order to achieve profitability, we must develop products and technologies that can be commercialized by us or through future collaborations.  Our ability to generate revenues and become profitable will depend on our ability, alone or with potential collaborators, to timely, efficiently, and successfully complete the development of our products, which may include manufacturing and marketing our products.  There can be no assurance that any such events will occur or that we will ever become profitable.  Even if we do achieve profitability, we cannot predict the level of such profitability.  If we sustain losses over an extended period of time, we may be unable to continue our business.

Our independent registered public auditors issued a report for the fiscal year ended June 30, 2007, that contained a “going concern” explanatory paragraph.

Our independent registered public auditors issued a report on their audit of our financial statements as of and for the fiscal year ended June 30, 2007. The independent registered auditor’s report contains an explanatory paragraph indicating that the net losses we have incurred and our working capital deficit raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public auditor’s report and examine our financial statements.

We will need substantial additional funding to develop our products and for our future operations.  If we are unable to obtain the funds necessary to do so, we may be required to delay, scale back or eliminate our product development or may be unable to continue our business.

The development of our products will require a commitment of substantial funds, to conduct the costly and time-consuming research, necessary to bring our products to market.  We believe that the proceeds of this offering will last one to three months if the minimum amount of the offering is raised and 18 to 24 months if the maximum amount of the offering is raised, but our activities will be limited.  Our future capital requirements will depend on many factors, including:

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the cost of prosecuting, defending and enforcing patent claims and other intellectual property rights;

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the cost of manufacturing our products by third parties;

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competing technological and market developments; and

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our ability to establish and maintain collaborative and other arrangements with third parties to assist in bringing our products to market and the cost of such arrangements.

There can be no assurance that we will not need additional capital sooner than currently anticipated.

We will need to raise substantial additional capital to fund our future operations.  We cannot be certain that additional financing will be available on acceptable terms, or at all.  In recent years, it has been difficult for companies to raise capital due to a variety of factors, which may or may not continue.  To the extent we raise additional capital through the sale of equity securities, the ownership position of investors in this offering and our existing stockholders could be substantially diluted.  If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock.  Fluctuating interest rates could also increase the costs of any debt financing we may obtain.

To date, we have incurred significant expenses in product development and administration in order to ready our products for market. There is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. Additionally, more capital may be required in the event that:

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we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

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we incur delays and additional expenses as a result of technology failure;

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we are unable to create a substantial market for our product and services; or

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we incur any significant unanticipated expenses.

Failure to successfully address ongoing liquidity requirements will have a material adverse effect on our business.  If we are unable to obtain additional capital on acceptable terms when needed, we may be required to take actions that harm our business and our ability to achieve cash flow in the future, including possibly the surrender of our rights to some technologies or product opportunities, curtailing or ceasing operations.

We are an early stage company and currently have no products available for sale, license or use.  Our products require additional research, development, testing and expert reviews before marketing. If our products are delayed or fail, our financial condition will be negatively affected, and we may have to curtail or cease our operations.

We are in the early stage of product development and we are dependent on new discoveries.  We currently do not sell or license any products to third parties and do not expect to have any products commercially available for at least eight months, if at all.  You must evaluate us in light of the uncertainties and complexities affecting an early stage sensor technology company. Our products require additional research and development.  There are many reasons that our products may fail or not advance to commercialization, including the possibility that:

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our products may be ineffective or unsafe;

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experts may not agree that our products are generally recognized as safe;

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our products may be too expensive to develop, manufacture or market;

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other parties may hold or acquire proprietary rights that could prevent us or our potential collaborators from developing or marketing our products;

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our potential collaborators may withdraw support for or otherwise impair the development and commercialization of our products; or

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others may develop equivalent or superior products.

If our products are delayed or we fail to successfully develop and commercialize our products, our financial condition may be negatively affected, and we may have to curtail or cease our operations.

We may not successfully establish and maintain collaborative and licensing arrangements, which could adversely affect our ability to develop and commercialize our products.

A key element of sensor technology strategy is to commercialize our sensor technology through product discovery and development collaborations with major technological and software suppliers and/or end users.  Our technological strategy includes developing our sensor technology as well as establishing collaborations and licensing agreements with major technological and software companies. We may not be able to maintain or expand these licenses and collaborations or establish additional licensing and collaboration arrangements necessary to develop and commercialize our products. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our products.  Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our products.

We expect to rely at least in part on third-party collaborators to perform a number of activities relating to the development and commercialization of our products, including the manufacturing of product materials and the design for our products.  Our collaborative partners may also have or acquire rights to control aspects of our product development.  As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate. In addition, if any of these collaborative partners withdraw support for our programs or products or otherwise impair their development, our business could be negatively affected.  To the extent we undertake any of these activities internally, our expenses may increase.

In addition, our success depends on the performance of our collaborators of their responsibilities under these arrangements.  Some potential collaborators may not perform their obligations in a timely fashion or in a manner satisfactory to us.  Because such agreements may be exclusive, we may not be able to enter into a collaboration agreement with any other company covering the same field during the applicable collaborative period.  In addition, our collaborators’ competitors may not wish to do business with us at all due to our relationship with our collaborators.  If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

If we are unable to create and maintain sales, marketing and distribution capabilities or enter into agreements with third parties to perform those functions, we will not be able to commercialize our products.

We currently have no sales, marketing or distribution capabilities.  Therefore, to commercialize our products, if and when such products have been approved and are ready for marketing, we expect to collaborate with third parties to perform these functions.  We have no experience in developing, training or managing a sales force and will incur substantial additional expenses if we decide to market any of our future products directly.  Developing a marketing and sales force is also time consuming and could delay launch of our future products.  In addition, we will compete with many companies that currently have extensive and well-funded marketing and sales operations.  Our marketing and sales efforts may be unable to compete successfully against these companies.

Our business prospects are dependent upon a single business.

As a result of our limited resources, the prospects for our initial success will be entirely dependent upon the future performance of a single business. If we are unsuccessful in our initial efforts, we may cease operations and you may lose your entire investment. Unlike certain entities that have the resources to operate in multiple industries or multiple segments of a single industry, we do not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

The industry in which we operate is highly competitive, and competitive pressures from existing and new companies could have a material adverse effect on our financial condition and results of operations.

The industry in which we operate is highly competitive and influenced by the following:

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advances in technology;

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new product introductions;

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evolving industry standards;

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product improvements;

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rapidly changing customer needs;

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intellectual property invention and protection;

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marketing and distribution capabilities;

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competition from highly capitalized companies;

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ability of customers to invest in information technology; and

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price competition.

We can give no assurance that we will be able to compete effectively in our markets.  Many of our competitors have substantially greater capital resources, research and development resources and experience, manufacturing capabilities, regulatory expertise, sales and marketing resources, established relationships with business and consumer products companies and production facilities than us.

We may encounter difficulties managing our growth, which could adversely affect our business.

Our strategy includes entering into and working on simultaneous sensor technology discovery and development programs across multiple markets.  We expect to continue to grow to meet our strategic objectives.  If our growth continues, it will continue to place a strain on us, our management and our resources.  Our ability to effectively manage our operations, growth and various projects requires us to continue to improve our operational, financial and management controls, reporting systems and procedures, and to attract and retain sufficient numbers of talented employees.  We may not be able to successfully implement these tasks on a larger scale and, accordingly, we may not achieve our research, development and commercialization goals.  If we fail to improve our operational, financial and management information systems, or fail to effectively monitor or manage our new and future employees or our growth, our business would suffer significantly.  In addition, no assurance can be made that we will be able to secure adequate facilities to house our staff, conduct our research or achieve our business objectives.

We may not be able to manufacture our planned products in sufficient quantities at an acceptable cost, or at all, which could harm our future prospects.

We do not own any manufacturing facilities and intend to contract out our manufacturing needs.  Accordingly, if any of our proposed products become available for widespread sale, we may not be able to arrange for the manufacture of such product in sufficient quantities at an acceptable cost, or at all, which could materially adversely affect our future prospects.

Compliance with the Sarbanes-Oxley Act of 2002 will result in increased expenditures.

We will be exposed to significant costs and risks associated with complying with increasingly stringent and complex regulation of corporate governance and disclosure standards. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations require a growing expenditure of management time and external resources. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management’s annual review and evaluation of our internal controls, and attestations of the effectiveness of our internal controls by our independent registered auditors.  Although we are not currently required to comply with all of the requirements of Section 404, we have begun the process of documenting and testing our internal controls. This process could result in our needing to implement measures to improve our internal controls. Any failure by us to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. This process may also require us to hire additional personnel and outside advisory services and will result in significant accounting and legal expenses.

Risks Related To Our Industry

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced products to emerging industry standards, and our new products may not be favorably received.

If we are unable to attract and retain key personnel and advisors, it may adversely affect our ability to obtain financing, pursue collaborations or develop our products.

We are highly dependent on James Trichon, our President, Chief Executive Officer and Director, and Kenneth S. Rosenzweig, our Chairman, Secretary, Treasurer and Director.  Our future success depends on our ability to attract, retain and motivate highly qualified management and scientific, development and commercial personnel and advisors.  To pursue our business strategy, we will need to hire or otherwise engage qualified personnel and managers, including personnel with expertise in discovery, development, manufacturing, marketing and sales.  Competition for qualified personnel is intense among companies, academic institutions and other organizations.  If we are unable to attract and retain key personnel and advisors, it may negatively affect our ability to successfully develop, test and commercialize our products and could have a material adverse effect on our proposals, financial condition and results of operations.

We may be sued for product liability, which could adversely affect our business.

Because our business strategy involves the development and sale by either us or our collaborators of commercial products incorporating our sensor technology, we may be sued for product liability. We may be held liable if any product we develop and commercialize, or any product our collaborators commercialize that incorporates any of our sensors, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or consumer use.

If we and our collaborators commence sale of commercial products we will need to obtain product liability insurance, and this insurance may be prohibitively expensive, or may not fully cover our potential liabilities.  Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products developed by us or our product discovery and development collaborators.  We may be obligated to indemnify our product discovery and development collaborators for product liability or other losses they incur as a result of our sensors.  Any indemnification we receive from such collaborators for product liability that does not arise from our sensors may not be sufficient to satisfy our liability to injured parties. If we are sued for any injury caused by our sensors or products incorporating our sensor technology or any other products we develop, our liability could exceed our total assets.

Risks Related To Intellectual Property and Technology

If our products are not effectively protected by valid, issued patents or if we are not otherwise able to protect our proprietary information, it could harm our business.

The success of our operations will depend in part on our ability and that of our licensors to:

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obtain any necessary patent protections for new sensor technologies both in the United States and in other countries with substantial markets;

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defend patents once obtained;

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maintain trade secrets and operate without infringing upon the patents and proprietary rights of others; and

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obtain appropriate licenses upon reasonable terms to patents or proprietary rights held by others that are necessary or useful to us in commercializing our technology, both in the United States and in other countries with substantial markets.

In the event we are not able protect our intellectual property and proprietary information, our business will be materially harmed.

We may not have adequate protection for our unpatented proprietary information, which could adversely affect our competitive position.

In addition to any patents that we may apply for in the future, we will substantially rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position.  However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology.  To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators.  However, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information.  Likewise, our trade secrets or know-how may become known through other means or be independently discovered by our competitors.  Any of these events could prevent us from developing or commercializing our products.

Our ability to compete in the sensor technology market may decline if we do not adequately protect our proprietary technologies.

Because of the substantial length of time and expense associated with the development of new products, we, along with the rest of the sensor technology industry, place considerable importance on obtaining and maintaining patent protection for new technologies, products and processes.  Our success will depend in part on our ability to obtain and maintain intellectual property that protects our technologies and sensor technology products.  Patent positions may be highly uncertain and may involve complex legal and factual questions for which we seek patent protection.  No consistent standard regarding the allowance or enforceability of claims in many of our pending patent applications has emerged to date.  As a result, we cannot predict the breadth of claims that will ultimately be allowed in any future patent applications, if any, including those we have in-licensed or the extent to which we may enforce these claims against our competitors. The degree of future protection for our proprietary rights is therefore highly uncertain and we cannot assure you that:

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we will be the first to file patent applications or to invent the subject matter claimed in patent applications that we file, if any, which relate to the technologies upon which we rely;

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others will not independently develop similar or alternative technologies or duplicate any of our technologies;

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any of our potential patent applications will result in issued patents;

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any of our potential patent applications will not result in interferences or disputes with third parties regarding priority of invention;

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any patents that may be issued to us, our collaborators or our licensors will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;

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we will develop any proprietary technologies that are patentable;

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the patents of others will not have an adverse effect on our ability to do business; or

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new proprietary technologies from third parties, including existing licensors, will be available for licensing to us on reasonable commercial terms, if at all.

In addition, patent law outside the United States is uncertain and in many countries intellectual property laws are undergoing review and revision. The laws of some countries do not protect intellectual property rights to the same extent as domestic laws. It may be necessary or useful for us to participate in opposition proceedings to determine the validity of our competitors’ patents or to defend the validity of any of our or our licensor’s future patents, which could result in substantial costs and would divert our efforts and attention from other aspects of our business.

Technologies licensed to us by others, or in-licensed technologies, are important to our business. In particular, we depend on certain technologies relating to sensor technology licensed to us, as well as our relationships with various communications, software and integrator companies.  In addition, we may in the future acquire rights to additional technologies by licensing such rights from existing licensors or from third parties.  Such in-licenses may be costly.  Also, we generally do not control the patent prosecution, maintenance or enforcement of in-licensed technologies.  Accordingly, we are unable to exercise the same degree of control over this intellectual property as we do over our internally developed technologies. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights.  If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a significant adverse effect on our business, financial condition and results of operations.

Disputes concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and extremely costly and could delay our research and development efforts.

Our commercial success, if any, will be significantly harmed if we infringe the patent rights of third parties or if we breach any license or other agreements that we have entered into with regard to our technology or business.

We are aware of other companies and academic institutions that have been performing research in the areas of sensor technology.  In particular, other companies and academic institutions have announced that they have conducted sensor technology research and have published data on sensor technology information or filed patent applications or obtained patent protection on sensor technology and their uses.  To the extent any of these companies or academic institutions currently have, or obtain in the future, broad patent claims, such patents could block our ability to use various aspects of our discovery and development process and might prevent us from developing or commercializing newly discovered sensor applications or otherwise conducting our business.  In addition, it is possible that some of the new technologies that are discovered using our technology may not be patentable or may be covered by intellectual property of third parties.

We are not currently a party to any litigation, interference, opposition, protest, reexamination or any other potentially adverse governmental, ex parte or inter-party proceeding with regard to our patent or trademark positions.  However, the technology industries are characterized by extensive litigation regarding patents and other intellectual property rights.  Many technology companies have employed intellectual property litigation as a way to gain a competitive advantage.  If we become involved in litigation, interference proceedings, oppositions, reexamination, protest or other potentially adverse intellectual property proceedings as a result of alleged infringement by us of the rights of others or as a result of priority of invention disputes with third parties, we might have to spend significant amounts of money, time and effort defending our position and we may not be successful.  In addition, any claims relating to the infringement of third-party proprietary rights or proprietary determinations, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management’s attention and resources, or require us to enter into royalty or license agreements that are not advantageous to us.

Should any person have filed patent applications or obtained patents that claim inventions also claimed by us, we may have to participate in an interference proceeding declared by the relevant patent regulatory agency to determine priority of invention and, thus, the right to a patent for these inventions in the United States.  Such a proceeding could result in substantial cost to us even if the outcome is favorable.  Even if successful on priority grounds, an interference action may result in loss of claims based on patentability grounds raised in the interference action.  Litigation, interference proceedings or other proceedings could divert management’s time and efforts.  Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management’s time and disruption in our business.  Uncertainties resulting from initiation and continuation of any patent proceeding or related litigation could harm our ability to compete and could have a significant adverse effect on our business, financial condition and results of operations.

An adverse ruling arising out of any intellectual property dispute, including an adverse decision as to the priority of our inventions, could undercut or invalidate our intellectual property position.  An adverse ruling could also subject us to significant liability for damages, including possible treble damages, prevent us from using technologies or developing products, or require us to negotiate licenses to disputed rights from third parties.  Although patent and intellectual property disputes in the technology area are often settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include license fees and ongoing royalties.  Furthermore, necessary licenses may not be available to us on satisfactory terms, if at all.  Failure to obtain a license in such a case could have a significant adverse effect on our business, financial condition and results of operations.

Risks Related to Our Fluctuating Operating Results, Possible Acquisitions and Management of Growth

We expect that our results of operations will fluctuate from period to period, and this fluctuation could cause our stock price to decline, causing investor losses.

Our operating results could vary significantly in the future based upon a number of factors, including many factors over which we have little or no control.  We operate in a highly dynamic industry and future results could be subject to significant fluctuations.  These fluctuations could cause us to fail to meet or exceed financial expectations of securities analysts or investors, which could cause our stock price to decline rapidly and significantly.  Revenue and expenses in future periods may be greater or less than revenue and expenses in the immediately preceding period or in the comparable period of the prior year.  Therefore, period-to-period comparisons of our operating results are not necessarily a good indication of our future performance.  Some of the factors that could cause our operating results to fluctuate include:

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our ability to develop sensor technology;

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our ability or the ability of our product discovery and development collaborators to incorporate our sensor technology;

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our receipt of milestone payments in any particular period;

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the ability and willingness of collaborators to commercialize products incorporating our sensor technology on expected timelines, or at all;

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our ability to enter into product discovery and development collaborations and technology collaborations, or to extend the terms of any existing collaboration agreements, and our payment obligations, expected revenue and other terms of any other agreements of this type;

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the demand for our future products and our collaborators’ products containing our sensor technology; and

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general and industry specific economic conditions, which may affect our collaborators’ research and development expenditures.

If we acquire products, technologies or other businesses, we will incur a variety of costs, may have integration difficulties and may experience numerous other risks that could adversely affect our business.

To remain competitive, we may decide to acquire additional businesses, products and technologies and we currently are actively seeking material acquisitions that compliment our business.  We have limited experience in identifying acquisition targets, successfully acquiring them and integrating them into our current infrastructure.  We may not be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future without a significant expenditure of operating, financial and management resources, if at all.  In addition, future acquisitions could require significant capital infusions and could involve many risks, including, but not limited to, the following:

•

we may have to issue convertible debt or equity securities to complete an acquisition, which would dilute our stockholders and could adversely affect the market price of the common stock;

•

an acquisition may negatively impact our results of operations because it may require us to incur large one-time charges to earnings, amortize or write down amounts related to goodwill and other intangible assets, or incur or assume substantial debt or liabilities, or it may cause adverse tax consequences, substantial depreciation or deferred compensation charges;

•

we may encounter difficulties in assimilating and integrating the business, technologies, products, personnel or operations of companies that we acquire;

•

certain acquisitions may disrupt our relationship with existing collaborators who are competitive to the acquired business;

•

acquisitions may require significant capital infusions and the acquired businesses, products or technologies may not generate sufficient revenue to offset acquisition costs;

•

an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

•

acquisitions may involve the entry into a geographic or business market in which we have little or no prior experience; and

•

key personnel of an acquired company may decide not to work for us.

Any of the foregoing risks could have a significant adverse effect on our business, financial condition and results of operations.

To the extent we enter markets outside of the United States, our business will be subject to political, economic, legal and social risks in those markets, which could adversely affect our business.

There are significant regulatory and legal barriers in markets outside the United States that we must overcome to the extent we enter or attempt to enter markets in countries other than the United States.  We will be subject to the burden of complying with a wide variety of national and local laws, including multiple and possibly overlapping and conflicting laws.  We also may experience difficulties adapting to new cultures, business customs and legal systems.  Any sales and operations outside the United States would be subject to political, economic and social uncertainties including, among others:

•

changes and limits in import and export controls;

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increases in custom duties and tariffs;

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changes in currency exchange rates;

•

economic and political instability;

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changes in government regulations and laws;

•

absence in some jurisdictions of effective laws to protect our intellectual property rights; and

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currency transfer and other restrictions and regulations that may limit our ability to sell certain products or repatriate profits to the United States.

Any changes related to these and other factors could adversely affect our business to the extent we enter markets outside the United States.

Risks Related to our Common Stock; Liquidity Risks

The price of our common stock is expected to be volatile and an investment in common stock could decline in value.

The market price of our common stock, and the market prices for securities of sensor technology companies in general, are expected to be highly volatile.  The following factors, in addition to other risk factors described in this prospectus, and the potentially low volume of trades in common stock, may have a significant impact on the market price of common stock, some of which are beyond our control:

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announcements of technological innovations and discoveries by us or our competitors;

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developments concerning any research and development, manufacturing, and marketing collaborations;

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new products or services that we or our competitors offer;

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actual or anticipated variations in operating results;

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the initiation, conduct and/or outcome of intellectual property and/or litigation matters;

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changes in financial estimates by securities analysts;

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conditions or trends in technology or software industries;

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changes in the economic performance and/or market valuations of other technology companies;

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our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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additions or departures of key personnel;

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global unrest, terrorist activities, and economic and other external factors; and

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sales or other transactions involving our common stock.

The stock market in general has recently experienced relatively large price and volume fluctuations.  In particular, market prices of securities of technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of common stock, which could cause a decline in the value of common stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of common stock is low.

We do not expect to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings to finance the growth and development of our business; therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

It is not anticipated that there will be an active public market for shares of our common stock in the near term, and you may have to hold your shares of common stock for an indefinite period of time. You may be unable to resell a large number of your shares of common stock within a short time frame or at or above their purchase price.

There is not an active public or other trading market for our common stock, and there can be no assurance that any market will develop or be sustained after the completion of this offering.  Because our common stock is expected to be thinly traded, an investor cannot expect to be able to liquidate its investment in case of an emergency or if it otherwise desires to do so.  Large transactions in common stock may be difficult to conduct in a short period of time.  Further, the sale of shares of common stock may have adverse federal income tax consequences.

Our common stock is a “penny stock,” and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.

Currently there is no public market for our common stock.  If the common stock is ever listed in what is known as the over-the-counter market, it is anticipated that at least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account.  Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock. Penny stocks are stocks with a price of less than $5.00 per share unless traded on the Nasdaq Stock Market or a national securities exchange. Penny stocks are also stocks, which are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for the Nasdaq Stock Market or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in the Nasdaq Stock Market or for listing on any United States national stock exchange.  To be eligible to be included in the Nasdaq Stock Market, a company is required to have not less than $4,000,000 of stockholders’ equity, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the Nasdaq Stock Market application standards.  Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of the Nasdaq Stock Market.  As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Substantial future issuances of our common stock could depress our stock price.

The market price for our common stock could decline, perhaps significantly, as a result of issuances of a large number of shares of our common stock in the public market or even the perception that such issuances could occur.  Sales of a substantial number of shares of common stock, or the perception that holders of a large number of shares intend to sell their shares, could depress the market price of our common stock.

Directors and officers of the Company will have a high concentration of our common stock ownership.

Based on the aggregate number of shares of our common stock that are outstanding as of June 19, 2008, our officers and directors beneficially own approximately 79.5% of our outstanding common stock.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company.  Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of our Board of Directors, and the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our stockholders.

Changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options and other stock-based compensation, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies, including policies governing revenues recognition, expenses, and accounting for stock options and other forms of stock-based compensation are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. Changes to, or interpretations of, accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements, including those contained in this prospectus. Prior to January 1, 2006, we were not required to record stock-based compensation charges if the employee’s stock option exercise price equals or exceeds the fair market value of our common stock at the date of grant.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123R”). SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123.  However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We were required to adopt SFAS No. 123R on January 1, 2006, and have adopted it as of that date.

Accordingly, the adoption of SFAS No. 123R’s fair value method will have a significant impact on the presentation of our results of operations if we utilize stock-based compensation to reward and incentivize employees and others who contribute to our growth and success, although it will have no impact on our overall financial position. The impact of adoption of SFAS No. 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future and the assumptions for the variables which impact the computation.

We may rely heavily on stock options to motivate existing employees and to attract new employees. When we are required to expense stock options, we may then choose to reduce our reliance on stock options as a motivation tool. If we decide to reduce our potential use of stock options in the future, it may be more difficult for us to attract and retain qualified employees.  However, if we decide to not reduce our reliance on stock options in the future, it will decrease our reported earnings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management.  The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.”  Forward-looking statements include, but are not limited to, statements about:

•

expectations of future operating results or financial performance;

•

development of our products; and

•

plans for growth and future operations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements.  We discuss many of these risks, uncertainties and other factors in this prospectus in greater detail in the section of this prospectus entitled “Risk Factors.”  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.  You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will use our best efforts to raise a minimum of $200,000 and a maximum of $5,000,000 in this offering.  We will not receive any proceeds from the sale of the shares by the selling shareholders.  For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this offering in the event that 200,000, 2,500,000 and 5,000,000 shares are sold.  The actual amount of proceeds realized may differ from the amounts summarized below.

Purpose (1)	200,000 Share Offering Amount	Percent	2,500,000 Share Offering Amount	Percent	5,000,000 Share Offering Amount	Percent
Working Capital and Operating Expenditures (2)	$125,000	63%	$1,125,000	45%	$2,125,000	43%
Research and Development	$—	—	$1,300,000	52%	$2,800,000	56%
Offering Expenses	$75,000	37%	$75,000	3%	$75,000	1%
TOTAL	$200,000	100%	$2,500,000	100%	$5,000,000	100%

(1)

The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our plans and current economic and industry conditions.  It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expense.

(2)

Included potential expenditures for complementary businesses or products.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal.  Any income derived from these short term investments will be used for working capital.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was traded on the “Pink Sheets” quotation system until January 4, 2008, when the trading was suspended pursuant to an order of the Securities and Exchange Commission. The following table shows, for the periods indicated, the reported high and low bid prices for shares of our common stock as reported in the “Pink Sheets” for the fiscal quarters indicated, as adjusted for the 3-for-1 split of our common stock which took place in May 2008. As of June 30, 2008, there were approximately 434 record holders of our common stock. We did not pay any cash dividends on our common stock during the periods presented.

	Low	High
Fiscal Year Ended June 30, 2006
First Quarter	$—	$—
Second Quarter	—	—
Third Quarter	.07	.03
Fourth Quarter	.03	.03

Fiscal Year Ended June 30, 2007
First Quarter	$.02	$.02
Second Quarter	.03	.03
Third Quarter	.07	.03
Fourth Quarter	.66	.05

Fiscal Year Ending June 30, 2008
First Quarter	1.16	.34
Second Quarter	1.45	.80
Third Quarter	—	—
Fourth Quarter	—	—

There is currently no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained.  Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so.  While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so.  We have no current proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company’s shares for trading on the OTCBB is a lengthy one.  The process requires a market maker to file a listing application with the Financial Industry Regulatory Authority (known as “FINRA”) on our behalf. The application is reviewed by FINRA and may or may not be approved.  The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application.  If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCBB.  Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our sock as well as allowing the market price to adjust to reflect current valuations of our business.  We do not anticipate engaging a market maker to initiate the OTCBB listing application until this offering has been completed.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future.  We plan to retain future earnings, if any, for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Transfer Agent

Fidelity Transfer Company, located at 8915 S. 700, Suite 102, Sandy, Utah 84070 is currently the transfer agent and registrar for our common stock.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price bears no relationship to our current assets, book value, earnings or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price we took into consideration our capital structure including the number and value of shares being offered in this offering relative to the existing shares outstanding and their value, our business expectations and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our common stock. We are offering for sale up to 5,000,000 shares of common stock.  If you purchase shares in this offering, you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share.  Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of common stock outstanding at the time of the offering. Our net tangible book value as of March 31, 2008 was $(253,359). Based upon 98,016,798 issued and outstanding shares of common stock on March 31, 2008, our net tangible book value per share was $(.003). After giving effect to the sale of all 5,000,000 shares being offered in this offering at $1.00 per share and the payment of estimated expenses related to the Offering, our pro forma net tangible book value would be $4,671,641 and our net tangible book value per share would be $.045 which represents an immediate increase in net tangible book value of $.048 per share to existing stockholders and an immediate dilution to the purchasers of shares in this offering of $.955 per share (or 95.4%).

The following table illustrates the pro forma per share dilution described above assuming 200,000, 2,500,000 or 5,000,000 shares are sold.

	200,000 Shares Sold	2,500,000 Shares Sold	5,000,000 Shares Sold
Offering Price per share	$ 1.00	$ 1.00	$ 1.00
Net tangible book value per share before the offering	$ (.003)	$ (.003)	$ (.003)
Increase per share attributable to purchase of stock by investors	$ .002	$ .025	$ .048
Pro forma net tangible book value per share after the offering	$ (.002)	$ .022	$ .045
Dilution per share to new investors	$ 1.999	$ .978	$ .955

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Following the merger between Advanced Products Group and Cloudtech Sensors, Inc., the business of Cloudtech constitutes all of our operations.  This discussion and analysis should be read in conjunction with the financial statements and notes, and other financial information included in this prospectus.  With respect to this discussion, the terms “Cloudtech,” the “Company,” “we,” “us,” and “our” refer to Cloudtech Sensors, Inc.

Overview

Cloudtech Sensors, Inc. is an early-stage developer of handheld detectors that can discover and identify – in real time and under low-flow conditions – hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response. We have not generated any revenues to date. We expect to continue to incur significant research, development and administrative expenses before any of our current or proposed products generate any revenues.

Plan of Operation

We are a development stage enterprise. As such, we are developing products for detecting and identifying chemical, biological, radioactive and environmental agents, but have not yet developed any products to the point where they are producing revenue through sale or license, although we have several products at various stages of development. Accordingly, for us to continue operations, we must obtain funds through the issuance of additional equity or debt. In September and October, 2007, we raised $1.3 million through the sale of equity. In order to complete the work necessary to bring new products to market, we may need to raise substantial additional funding through the issuance of equity securities, debt securities or both. We estimate that it will take approximately 8 to 13 months and $1.3 million to complete the product development of our sensor and wireless communication technologies. We do not expect to make any significant investments in facilities or equipment, nor hire a significant number of employees until we complete product development of our first product.

Revenue

We currently have no revenues from the sale or license of products.

Research and Development

We have expended considerable time and effort in assessing and developing potential collaborative arrangements. Our research and development expenses to date, however, consist only of those payments made pursuant to a contract for development of technologies to be used in our sensors. We expect that research and development expenses will increase substantially after funding becomes available through the sale of the shares included in this registration statement.

 Compensation of company executives and consultants engaged in developing and negotiating collaborative research and development efforts is included in Research and development expenses.

General and Administrative

Our general and administrative expenses consist primarily of salaries and related benefit expenses for business development, financial, legal and other administrative functions. In addition, we incur external costs for professional fees for legal, patent and accounting services. We expect that our general and administrative expenses, both internal and external, will increase as a result of compliance with the requirements of the Securities Exchange Act of 1934, including quarterly and annual reports, other reports filed with the Securities and Exchange Commission, and the costs of complying with the requirements for evaluation and testing of internal controls over financial reporting.

Results of Operations

From inception through June 30, 2007.

Our operations commenced after the organization of Cloudtech Sensors, Inc. on August 22, 2006. For the period from inception through June, 30, 2007, we incurred a net loss of $579,993. We expect our net losses to grow as a result of higher research and development spending over the next 12 to 18 months.

Research and Grant Revenue.

We did not receive any research and grant revenue in the period from inception through June 30, 2007.

Research and Development Expenses.

We incurred $25,850 in expenses for research and development in the period from inception through June 30, 2007.

General and Administrative Expenses.

Our general and administrative expenses were $554,143 for the period from inception through June 30, 2007, consisting primarily of $300,000 in merger expenses and $63,750 in compensation expenses. We anticipate that general and administrative expenses will increase as we begin to incur costs relating to our operations as a public company.

Income Tax Benefit.

We have not recognized any tax benefit resulting from our net loss because at present it is not more likely than not that some portion of the tax benefit will be realized.

Nine months ended March 31, 2008, compared to period from inception through March 31, 2007.

Research and Grant Revenue.

We did not receive any research and grant revenue in the three-month periods ended March 31, 2008, and 2007 and the nine months ended March 31, 2008, and the period since inception through March 31, 2007.

Research and Development Expenses.

We spent $193,198 on research and development expenses in the nine months ended March 31, 2008, up from zero in the prior year. These expenses were payments for development of sensor technology, consulting fees and compensation and travel expenses for executives developing our sensor and wireless technologies.

General and Administrative Expenses.

Our general and administrative expenses were $846,903 for the nine months ended March 31, 2008, compared to $11,137 for the period from inception to March 31, 2007.

Income Tax Benefit

We have not recognized any tax benefit resulting from our net loss because at present it is not more likely than not that some portion of the tax benefit will be realized.

Liquidity and Capital Resources

As of March 31, 2008, our cash resources amounted to $131,845, compared to $1,592 at June 30, 2007. Working capital was a negative $266,844 compared to a negative $551,663 at June 30, 2007. To date, we have funded our operations, including our research and development activities, through the sale of equity. During the nine months ended March 31, 2008, our cash flow from financing activities was primarily attributable to proceeds from our issuance of $1.3 million of common stock in private placements.

We do not currently anticipate any revenues derived from either product sales or from governmental research grants during the next 12 months. During the nine months ended March 31, 2008, our cash used in operating activities was $873,786. Based on our current plan of operations, we believe that our current and anticipated cash balances will be sufficient to fund our planned expenditures only until August, 2008. However, the estimated cost of completing the development of our current and proposed products could be substantially greater than the amount of funds we currently have available. We do not have any bank credit lines and have financed all of our prior operations through the sale of securities. We will seek to obtain any additional funds required through additional financing sources and strategic alliances, but there can be no assurance that we will be able to obtain any additional funding from any potential financing sources or create any such alliances, or that the terms under which we obtain any funding will allow us to fund our operations. If we are unsuccessful or only partly successful in our efforts to secure additional funding required, some or all of our research and development activities related to current and proposed products could be delayed and we could be forced to reduce the scope of these activities or otherwise limit or terminate our operations altogether. We may also seek to sell certain of our assets or sell our company.

In their report dated June 19, 2008, included in this prospectus, our registered independent auditors stated that our financial statements for the period ended June 30, 2007, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern was raised as an issue because of our recurring negative cash flows from operations and accumulated deficit of $579,993 that existed as of June 30, 2007. As of March 31, 2008, we had an accumulated deficit of approximately $1.6 million. Our ability to continue our operations as a going concern is subject to our ability to obtain potentially required additional capital to fund our operations until our product development efforts result in revenues, and there can be no assurance that we will be able to do so. The going concern qualification in the registered independent auditor's report could materially limit our ability to raise additional capital.

As of March 31, 2008, we had no long-term debt obligations, no capital lease obligations, no operating lease obligations except for the leases for the office space we utilized for our headquarters and the offices we maintain at the Delaware Technology Park, and the Rutgers Camden Technology Campus, and one development contract with EM Photonics calling for the payment of an additional $190,000.

We do not believe that inflation has had a material impact on our business or operations.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amount of revenue and expenses during the reporting period. On an ongoing basis, we evaluate our judgments and estimates, including those related to revenue recognition, long-lived assets, accrued liabilities, share-based payments and income taxes. We base our judgment and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 1 to our financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

    Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

    Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are measured at the prevailing enacted tax rates that will be in effect when these differences are settled or realized.  SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using available market information and valuation methods.  Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, the carrying value of accounts payable, accrued expenses, note payable to related party, and due to related parties approximated fair value due to the short-term nature and maturity of these instruments. The carrying value of the note payable-shareholder is considered to approximate fair value due to the short term nature and maturity of the instrument.

   Lease Obligations

All non-cancelable leases with an initial term greater than one year are categorized as either capital or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

BUSINESS

Background of the Company

Corporate History

Cloudtech Sensors, Inc. was incorporated in the State of Delaware in March 1987.  Our company was originally named Total LifeStyle Corporation.  In June 1998, the name of the company was changed to Advanced Technologies Group, Inc.  In September 1998, the corporate name was changed to Cra-Z Products, Inc., and in May 1999, the corporate name was changed to Advanced Products Group, Inc.  Following the change of name to Advanced Products Group, Inc., the Company began to market a cleaning detergent aimed at the automotive market under the name “Crazy Soap.”  After determining that the marketing of a single detergent product would not produce sufficient revenues to support operations, management designed and developed a web page to sell after market auto parts along with the detergent.  Following a challenge to use of the name “Crazy Soap,” management shifted the Company’s efforts to finding an existing business by merger and acquisition.

By late 1999, Advanced Products Group was conducting no business activities; however, management continued to seek an appropriate merger acquisition candidate.  Between 1999 and 2007, Advanced Products Group sought out and occasionally reviewed a number of merger opportunities.  In May 2007, these efforts led to the negotiation and execution of an agreement and plan of merger pursuant to which Advanced Products Group acquired Cloudtech Sensors, Inc., a privately held Delaware corporation, by way of a merger of Cloudtech Sensors, Inc. with and into Advanced Products Group.  In connection with the merger, the shareholders of the acquired company were issued shares representing 85% of the outstanding common stock of the surviving corporation, which changed its name to Cloudtech Sensors, Inc. and succeeded to the business of the acquired company.

From October 1999 until March 2008, our common stock was registered under Section 12 of the Securities Exchange Act of 1934, which we sometimes refer to in this prospectus as the “1934 Act.” From and after June 2001, management of Advanced Products Group failed to file the periodic reports that the company was required to file under the 1934 Act.  Because of significant gaps in Advanced Product Group’s historical records, we concluded that achieving compliance with the reporting requirements for periods prior to the merger of Cloudtech Sensors, Inc. and Advanced Products Group, Inc. could not be achieved in a timely and cost effective manner.  As a result, we agreed to the deregistration of our shares under the 1934 Act as of March 10, 2008, which terminated our SEC reporting obligations.

Our principal executive offices are located at 13 Laetitia Lane, Landenberg, Pennsylvania and our phone number is (610) 255-5678.

Our Business

Cloudtech Sensors, Inc. is an early-stage developer of handheld detectors that can discover and identify – in real time and under low-flow conditions – hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response.  Our business plan was developed by key employees and consultants of Cloudtech and not purchased from Advanced Products Group.

We are in the process of developing rugged and compact, low-cost, easy-to-use detectors made to user specifications that deliver rapid, qualitative analyses from any location, fixed or remote, via GPS mapping and communication technology to any EDGE-enabled device.  Using licensed-in, patented technologies, we intend to be a leading provider of biosensor detection devices to the burgeoning homeland security, healthcare, food safety and environmental markets.

Many universities and research institutions involved in detection technology R&D in the US and across the world have no conduit into the marketplace for their work.  We have established, and continue to, establish informal strategic alliances among the many universities, R&D labs, technology providers, and other partners to engage in collaborative research and development activities. In-kind and contract services are provided to us in order to further the development of sensor technology.

We intend to contract with third-party manufacturers of precision chips and devices, leveraging their custom instrumentation expertise and services to design and build a single base device with a standard set of proprietary, fully customizable chips and integrated communications platform.

We believe that outsourcing production to best-in-class manufacturers will enable us to:

•

Optimize product designs and reduce time to market;

•

Have greater access to a wider range of specialists in engineering knowledge and services, including technology building blocks, manufacturing capability, and support services;

•

Reduce risk; and

•

Keep material and labor costs low to sell competitively priced, cost-effective sensors.

We plan to offer small, rugged, handheld, GPS-enabled sensor chips and devices at highly competitive prices.  We expect to offer the base unit for less than $1,500, and charge $20 per test per chip, with up to 100 user determined tests on each chip. Over time, we expect to significantly lower the per-chip cost.  Revenues will be achieved through distribution/channel partners; direct sales; and national and international licensing agreements.

Scientific Background

We plan to develop our handheld devices to incorporate a broad array of sensor styles and microchips, with the latest advances in optics, photonics, and communications to enable rapid, remote detection, reporting, and response.

To detect the presence of a user-defined set of biological, chemical, environmental or radioactive agents, we are designing our handheld sensors to capture fluids and gases.  The compound will then be absorbed by, or react to, a proprietary coating on the optical chip, revealing its chemical, biological, or radioactive composition.  This information, along with other client-determined data, will be quickly mapped and transmitted to any command-and-control center or EDGE-enabled communication device for review and response.

Our technology will be designed to be:

•

Accurate, precise, reproducible and linear over the useful analytical range, without dilution or concentration;

•

Free from electrical noise;

•

Stable under normal storage conditions and over a large number of assays; and

•

React independently of physical parameters such as stirring, ph and temperature.

Our devices will:

•

Weigh about one pound;

•

Test up to 100 agents per detector in real time and under low-flow conditions;

•

Be fully customized to user needs and specifications;

•

Be user-friendly – easy for semi-skilled operators to use; and

•

Feature a tiny, biocompatible probe for invasive monitoring.

Agents Detected

Our detectors are being developed to uncover, analyze, and report on hundreds of agents, including:

TYPE	AGENT / CONTAMINANT
Whole Organisms	Salmonella E. coli Campylobacter Listeria	Yersinia pestis Anthrax spores Influenza virus Mycobacterium
Proteins	Ricin A chain F1 antigen (Y. pestis) Avidin	IgG, anti-IgG IgE hCG CSA
Chemicals	N,N-dimethyl acetamide (DMAC) Dimethylmethylphosphonate (DMMP) Methyl salicylate Methylene chloride Hexane	Acetone Methanol Chloroform Cl2 HCl ClO2 NH3 H2
Environmental	Benzene Toluene Xylene	Trichloroethylene Perchloroethylene Dichloroethylene Vinyl chloride
Methamphetamine	N-methylphenylethylamine Methamphetamine (acid salt and free base, vapor)

Marketing

Markets

The ability to quickly and accurately detect and report biological, chemical, environmental, or radioactive hazards in our environment is critical to our national safety and to our personal health. Cloudtech will focus its primary marketing efforts on:

•

Homeland Security: A dynamically changing and expanding market in which new risks – and, consequently new opportunities for detection devices are continually identified by federal, state and local agencies. Our portable units will be designed uncover the existence of a multiplicity of threat components. In addition, we are developing our devices to pinpoint illicit drug manufacturing sites through analysis of trace airborne contaminants.

•

Environmental: Facility inspection/Food Safety: Contaminants can be found anywhere – in the home, at work, in public places, in our food – and can pose a grave threat to human health.  Moreover, risk assessment for contaminants is required for real estate transactions.  We are designing sensors to offer on-the-spot determination, mapping, and remote reporting of the presence of any of a suite of contaminants (including asbestos, mold, radon, termites, and carbon monoxide), as well as pathogens that cause food-borne illnesses (Salmonella, E. Coli, Campylobacter, Listeria). Our sensors will also be designed to monitor and manage food storage, preparation, and delivery devices to ensure proper operating temperatures and conditions.

•

Healthcare Risk detection: Increasing concern around pathogens that cause contagious diseases and epidemics (e.g., influenza, Avian Flu) has generated a demand for early detection devices that enable rapid mobilization of countermeasure efforts.

Our sensor units are being developed to provide on-site discovery that allows for isolation of exposed individuals or animals. We are also designing our units to monitor a wide range of physiological indicators to proactively identify a variety of illnesses and conditions (such as pneumonia and fertility status) to exploit the growing trend of preventive medicine, especially in point-of-care/homecare monitoring and reporting.

Strategy: “Intel Inside” Approach

We are currently determining potential user needs in order to design a single base device with a standard set of proprietary chips that can be fully customized for channel partners to sell direct.

In a structured market with approximately 100 manufacturers, approximately 25 manufacturers are offering biological sensing devices or systems. To take advantage of this opportunity, we plan to use the “Intel Inside” strategy, pursuant to which Intel persuaded consumers and businesses that the processor inside a computer was more important than the brand name on the outside.

In our case, we believe it will be the highly differentiated, fully customizable, branded chips that set us apart.  Further differentiation will be achieved when the chip is bundled with our proprietary, GPS-enabled communications platform to allow for first alert/response/management capabilities.

Pricing: “Razor blade” Price-Point Strategy

We have established a “razor blade” price-point strategy – selling a single-use, handheld base device (the “razor”) and multi-use, replaceable chips (the “razor blades”) that are upgradeable to meet evolving needs.

Given our planned use of licensed-in, patented technology and third-party contract manufacturers, as well as current market conditions and product offerings, we expect to sell the base unit for less than $1,500, and charge $20 per test per chip, with up to 100 user-determined tests on each chip.  Over time, we hope to significantly lower the per-chip cost.

Sales will be achieved primarily through direct-sell channel partners in existing markets.

Intellectual Property

We currently have no patents or trademarks.  We rely on confidentiality procedures and non-disclosure agreements to protect the intellectual property used in our business.

Competition

The sensor business is highly competitive and competition is expected to continue to increase.  We will compete directly with firms that have longer operating histories, more experience, substantially greater financial resources, greater size, more substantial research and development and marketing organizations, established distribution channels and are better situated in the market.  We do not have an established customer base and are likely to encounter a high degree of competition in developing a customer base.  To management’s knowledge, technology similar to our technology is currently in production by other competitors.

Many of our competitors have substantially greater capital resources, research and development resources and experience, manufacturing capabilities, regulatory expertise, sales and marketing resources, established relationships with businesses and consumer products companies and production facilities than us.

We may in the future face competition from other technology companies and other commercial enterprises. These entities engage as we do in sensor technologies and could apply this technology to the discovery and development of sensor technology products.  We cannot guarantee that products developed as a result of our competitors’ existing or future collaborations will not compete with our sensor technology products.

Universities and public and private research institutions are also potential competitors.  While these organizations primarily have educational objectives, they may develop proprietary technologies related to the sensor industry that we may need for the development of our sensor technologies and products.  We may attempt to license these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.

Our competitors, either alone or with their collaborative partners, may succeed in developing technologies or discovering sensors that are more effective, safer, more affordable or more easily commercialized than ours, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our products or our sensor technologies obsolete. In addition, it is likely that any of our future product discovery and development collaborators would not be prohibited from entering into research and development collaboration agreements with third parties in any sensor technology field. Our failure to compete effectively would have a significant adverse effect on our business, financial condition and results of operations.

Although management believes that our products will be well received in our markets because of innovative features, performance characteristics and cost-effective pricing, there can be no assurance that comparable or superior products incorporating more advanced technology or other features or having better price or performance characteristics will not be introduced by competitors.

Employees

As of June 30, 2008, James L. Trichon, our President, Kenneth S. Rosenzweig, our Chairman, Secretary and Treasurer, and Wayne R. Lorgus, our Chief Financial Officer, and wife of Kenneth S. Rosenzweig, Anita Rosenzweig, a Shareholder are our employees. We also rely on services provided by other consultants.

Properties

We lease approximately 1,600 square feet of office space in Landenberg, PA which we use for our corporate headquarters, under a lease from AVIVA, Inc., a company wholly owned by the wife of Kenneth S. Rosenzweig, our Chairman, Treasurer and Secretary. The lease expires in December, 2008. In addition, we have entered into a license agreement with Delaware Technology Park, Inc. pursuant to which we have been granted a revocable license to use a portion of a building owned by the University of Delaware in Newark, Delaware until the expiration of the license on July 31, 2008. Following the expiration of the term, the license will be automatically extended on a monthly basis, unless cancelled by either party by giving 60 days advance written notice of cancellation to the other party. We have also entered into a lease agreement with Rutgers-Camden Technology Campus, Inc. for the use of property located in Camden, New Jersey. Under the terms of the lease, we are permitted to use the leased premises for the exclusive purpose of operating a sensor technology company business until August 31, 2008. On the expiration of the initial lease term, we have the right to renew the lease in 12 month periods for up to an additional four years subject to the right of the landlord to increase the rent for any such lease renewal period. We believe that our facilities are generally adequate for our needs and we do not anticipate any difficulty in replacing such facilities or locating additional facilities, if needed.

MANAGEMENT

Our Directors and officers are listed below with information about their respective backgrounds.  Each Director is elected to serve a one-year term, until the next annual meeting of the shareholders or until his/her successor is elected (or appointed) and qualified.

Name	Age	Position
Kenneth S. Rosenzweig	67	Chairman of the Board, Secretary and Treasurer
James L. Trichon	63	Director, President and CEO
Wayne R. Lorgus	55	Chief Financial Officer
James W. Zimbler	43	Director
Gregory Moore	58	Director

Kenneth S. Rosenzweig is a co-founder of Cloudtech Sensors, Inc.  Before joining Cloudtech, he founded and, from 1994 to 2007, served as President of KSR Associates, Inc.  Mr. Rosenzweig also founded KSR Associates, LLC in 2005, where he served as President.  Both companies consulted in the areas of corporate development, business development, strategic planning, mergers and acquisitions and capital enhancement.  For 14 years, Mr. Rosenzweig led these organizations in providing counsel and financial and strategic advice to client companies.  His clients ranged from start-ups to long time operational units, including Mitsui, Mathsoft, Manugistics, Synova Healthcare, Healthstar, Protedyne, Intellison, Micropore, Capital Genomix, McKesson Bio-Services, and AudioAudit.  Mr. Rosenzweig was employed from 1962 to 1993 with ICI and Zeneca where he was Worldwide Director of Acquisitions, Capital Programs and Licensing for specialty chemicals.

James L. Trichon is a co-founder of Cloudtech Sensors, Inc.  Before joining Cloudtech, Mr. Trichon was Senior Vice President of KSR Associates LLC, a multi-faceted consulting firm from 2003 through 2007.  His expertise lies in strategic planning, reorganization issues and general management.  Mr. Trichon’s wide range of clients included Temple University Health System, Panasia Bank, Acquisition Management Services, New Horizons Housing Corporation, Fix Corp. International, Primavera Systems, Exchequer Corporation, Storecast Merchandising Corporation, Energy Management Solutions, Inc., Quinmed Corporation and National Medical Services, Inc.  He was formerly President and CEO of Triam Inc., a company he founded in 1975 and grew into a nationally known project management and consulting firm specializing in the health care, technology and service industries.  In 2002, after 27 years, Mr. Trichon, sold the company to an investor group.

Wayne R. Lorgus was appointed as our Chief Financial Officer in January 2008.  Since 2005, Mr. Lorgus has been a partner in B2B CFO, a national firm of senior financial executives providing Chief Financial Officer services to privately-held emerging growth and mid-market companies.  He has assisted SEC registrants with their SEC reporting, including Duska Therapeutics, Inc. (OTC:BB), MEDecisions (NASDAQ), Legg Mason (NYSE) and Integrated Circuit Systems, Inc. (NASDAQ).  From 1999 to 2001, he was the CFO of Unidyne Corporation, a manufacturer with shares listed on the Nasdaq Small Cap Market.  Previously, he served as CFO of privately-held Prestige International, AvidLearn, Sandberg & Sikorski Corp. and Snow Ball Foods Corp.  From 1982 to 1991, Mr. Lorgus worked for the Campbell Soup Co. in finance, manufacturing and marketing.  He began his career as a CPA with Arthur Andersen & Co.

James W. Zimbler has served as a Director since May 2007.  He is the President of Keystone Capital Resources, LLC, a financial consulting firm he founded in 2004.  From 2004 until May 2008, Mr. Zimbler served as a Vice President and Treasurer of Accountabilities, Inc., a professional staffing and work force solutions company.  From 2002 to 2004, he was the Managing Director of Diversified Capital, LLC.

Gregory N. Moore, who joined the Board in May 2008, has over 25 years of senior management experience in major multi-national companies and extensive international experience in major worldwide markets.  He served as the Senior Vice President and Controller of YUM! Brands, Inc. from 2003 to 2005.  Prior thereto, Mr. Moore was the Vice President and General Auditor of Yum from 1997 to 2003.  Before that, he was with PepsiCo, Inc. and held the position of Vice President and Controller of Taco Bell and Controller of PepsiCo Wines and Spirits International.  Since retiring, he has been a frequent speaker and lecturer and currently sits on two boards:  Texas Roadhouse, Inc. (NASDAQ) serving as Chairman of the Audit Committee and Nominating & Corporate Governance Committee, and as a member of the Compensation Committee; and 3 Day Blinds, a privately held company owned by two private equity firms, for which he chairs the Audit Committee.

EXECUTIVE COMPENSATION

Our Board of Directors is responsible for reviewing and approving the compensation payable to our executive officers and other key employees.  As part of such process, the Board seeks to accomplish the following objectives with respect to our company’s executive compensation programs:

•

Motivate, recruit and retain executives capable of meeting our strategic objectives;

•

Provide incentives to ensure superior executive performance and successful results for our company; and

•

Align the interests of executives with the long-term interests of shareholders.

The Board seeks to achieve these objectives by:

•

Establishing a compensation structure that is both market competitive and internally fair;

•

Linking a substantial portion of compensation to our achievement of corporate objectives and the individual’s contribution to the attainment of those objectives; and

•

Providing long-term equity-based incentives in the future.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) James L. Trichon, our President, Chief Executive Officer and Director, and (ii) Kenneth S. Rosenzweig, our Chairman, Secretary and Treasurer.  There are currently no other executive officers who received total annual salary and bonus compensation in excess of $100,000 during the fiscal year ended June 30, 2007.

Summary Compensation Table

Name and Principal Position	Fiscal Year ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James L. Trichon Chief Executive Officer, President and Director	2007	37,500 (1)	—	—	—	—	—	—	37,500
Kenneth S. Rosenzweig Chairman, Secretary and Treasurer	2007	37,500 (2)	—	—	—	—	—	—	37,500

(1)

Of this amount, $13,000 was paid to Mr. Trichon and the remainder was accrued (but not paid) during the period from April 1, 2007 through June 30, 2007.

(2)

Represents amount accrued (but not paid) for wages during the period from April 1, 2007 through June 30, 2007.

Director Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to James W. Zimbler, a member of our Board of Directors.  There are currently no other Directors who received total compensation in excess of $10,000 during the fiscal year ended June 30, 2007 for serving as a director.

Name	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James W. Zimbler	—	—	—	—	—	20,000 (1)	20,000 (1)

(1)

Represents amounts accrued (but not paid) for consulting services.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period ended June 30, 2007, we accrued (but did not pay) $20,000 and $7,500 with respect to consulting services provided by James Zimbler, a Director, and a company wholly owned by the wife of Kenneth S. Rosenzweig, our Chairman, Secretary and Treasurer, respectively.

During the period ended June 30, 2007, Kenneth S. Rosenzweig , our Chairman, Secretary and Treasurer, loaned us $100,020 to pay for operating expenses incurred.  As of March 31, 2008, the amount owed to this individual was $50,000.  The loan is unsecured, non-interest bearing, and has no terms for repayment.

During the period ended June 30, 2007, James W. Zimbler, a member of our Board of Directors, loaned us $2,830 to pay for operating expenses incurred. The loan is unsecured, non-interest bearing, and has no terms for repayment. As of March 31, 2008, the amount owed to this individual was $32,500.

We lease our corporate headquarters from a company wholly owned by the wife of Kenneth S. Rosenzweig, our Chairman, Treasurer and Secretary.  The lease, which expires in December 2008, provides for a monthly rent of $500. As of March 31, 2008, the amount owed to this individual was $500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes, as of June 30, 2008, the beneficial ownership of our common stock by persons known to us to own more than 5% of such stock and the ownership of common stock by our Directors and executive officers, and by all officers and Directors as a group.

			Percentage of Shares Owned before the Offering
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Prior to Offering	Minimum		Maximum
James L. Trichon	35,100,000		38.0%	37.8	% (2)	36.0	% (3)
Kenneth S. Rosenzweig	32,670,000	(1)	35.3%	35.3	% (2)	33.5	% (3)
James W. Zimbler	5,700,000		6.2%	6.2	% (2)	5.8	% (3)
Gregory N. Moore	—		—	—		—
All Officers and Directors as a Group (4 people)	73,470,000		79.5%	79.3%		75.4

__________

(1)

These shares are owned jointly with Mr. Rosenzweig’s wife.

(2)

Assumes no shares are sold by these stockholders.  If these stockholders sell all of the shares offered by them pursuant to this prospectus, the number of shares owned by and the percentage ownership of each such stockholders assuming the sale by us of 200,000 shares in this offering would be as follows:  Mr. Trichon – 34,750,000 shares – 37.5%; Mr. Rosenzweig – 32,320,000 shares - 34.9%; Mr. Zimbler – 5,450,000 shares – 5.9%; and all officers and directors as a group -72,520,000 shares – 78.3%.

(3)

Assumes no shares are sold by these stockholders.  If these stockholders sell all of the shares offered by them pursuant to this prospectus, the number of shares owned by such stockholders assuming the sale by us of 5,000,000 shares in this offering would be as follows:  Mr. Trichon – 34,750,000 shares – 35.6%; Mr. Rosenzweig – 32,320,000 shares – 33.2%; Mr. Zimbler – 5,450,000 shares – 5.6%; and all officers and directors as a group 72,520,000 shares – 74.4%.

SELLING STOCKHOLDERS

The following tables set forth certain information concerning each of the selling stockholders.  The shares are being registered to permit the selling stockholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $1.00 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling stockholders are under no obligation to sell all or any portion of their shares. Particular selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated.  The following table assumes that the selling stockholders will sell all of their shares.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

	Beneficial Ownership Before Offering		Beneficial Ownership After Offering
Name of Beneficial Owner	Number of Shares	Shares Being Offered	Number of Shares (1)	Percent of Class (2)
James L. Trichon	35,100,000	350,000	34,750,000	35.6%
Kenneth R. and Anita Rosenzweig	32,670,000	350,000	32,329,000	33.2
James W. Zimbler	5,700,000	250,000	5,450,000	5.6
Michael Krome	450,000	100,000	300,000	(3)
Elliot Cole	375,000	40,000	335,000	(3)
James Lyon	225,000	25,000	200,000	(3)
Bruce Green	105,000	105,000	—	—
Rhonda Lynn Clark	15,000	15,000	—	—
Scott Jarvie	10,050	10,050	—	—
George Tisson	300,000	300,000	—	—
Mellisa Zilkha	12,450	12,450	—	—
Marisa Tyler	60,000	60,000	—	—
Nicole Jean	33,045	33,045	—	—
Sherri Ann Gilman	15,000	15,000	—	—
Luis Cabrera	900	900	—	—
Michael Martin	11,850	11,850	—	—
Kevin Mack	2,085	2,085	—	—
John Carvante, Jr.	10,050	10,050	—	—
Paul Zuccarini	51,000	51,000	—	—
Bob Connole	51,000	51,000	—	—
George Humble, Jr.	25,500	25,500	—	—
Kurt Markgraf	21,000	21,000	—	—
Jim Traynor	10,500	10,500	—	—
T. Kevin Douds	10,050	10,050	—	—
Wes Sprunk	125,100	125,100	—	—
Daryl Anderson	567,000	567,000	—	—
Jennifer Gagliano	8,100	8,100	—	—
Vicki S. Frazier	27,750	27,750	—	—
Glenn Nusbaum	129,675	129,675	—	—
Siri H. Poehls	8,400	8,400	—	—
Siri H. Poehls Family Trust	277,521	277,521	—	—
Thomas McGann	45,000	45,000	—	—
Eden Miller	539,211	539,211	—	—
Jeremy Stayton	17,550	17,550	—	—
Daryl O.Anderson & Nancy L. Anderson	12,000	12,000	—	—
John T. Wholihan Jr. Trust	2,850	2,850	—	—
Bill Rupert	117,000	117,000	—	—
Lori Wilkerson	21,000	21,000	—	—
Al Chait	75,000	75,000	—	—
Jason Mattson	90,000	90,000	—	—
Bonnie Weldes	184,842	184,842	—	—
Bonnie Welder IRA	45,150	45,150	—	—
Adam Straub	114,000	114,000	—	—
Stuart Sackley	99,000	99,000	—	—
William Ruane	99,000	99,000	—	—
Myrna Prendes	135,000	135,000	—	—
Tom Davis	90,000	90,000	—	—
James Merrill	39,999	39,999	—	—
Frank Madeo	18,300	18,300	—	—
DAJ Inc.	1,734,885	1,734,885	—	—
Daryl Anderson IRA	3,000	3,000	—	—
Phil Gonzales	223,695	223,695	—	—
Steve Oxford	90,000	90,000	—	—

	Beneficial Ownership Before Offering		Benefical Ownership After Offering
Name of Beneficial Owner	Number of Shares	Shares Being Offered	Number of Shares (1)	Percent of Class (2)
Josh Ramos	26,853	26,853	—	—
Christina Comelia	8,340	8,340	—	—
Marjorie Sorabia	150,000	150,000	—	—
Marjorie Sorabia IRA	75,000	75,000	—	—
Mavis Anderson	30,000	30,000	—	—
Trevor Lovell	10,830	10,830	—	—
Trevor Lovell Roth IRA	15,300	15,300	—	—
Alston Family Trust	209,700	209,700	—	—
Carla Alston	122,175	122,175	—	—
Samrock Family Trust	249,999	249,999	—	—
Betty Samrock IRA	150,000	150,000	—	—
Walter Samrock IRA	171,000	171,000	—	—
Andrew Jacobson	102,000	102,000	—	—
Stacy & Bill Carbonal	7,227	7,227	—	—
Robert Fable	30,900	30,900	—	—
Jamie Clabaugh	43,647	43,647	—	—
Associated Trust & Co. Baycare Clinical Retirement Account FBO S. Vanerwade	210,000	210,000	—	—
Steven Porter	15,000	15,000	—	—
Rocco Motta	12,000	12,000	—	—
Carol Bonifatto	5,400	5,400	—	—
Steve Hawks	45,000	45,000	—	—
Robert Stapp	25,500	25,500	—	—
Dr. Joel Stokes	22,500	22,500	—	—
Philip Wiesman	37,551	37,551	—	—
Denise Wiesman	21,759	21,759	—	—
Jack Swatzell	9,000	9,000	—	—
Wally Llewelyn	4,500	4,500	—	—
Melissa Chambers	774	774	—	—
Shawn A. Sanders	5,892	5,892	—	—
John A. Purky	4,659	4,659	—	—
Charles & Kathleen Bussey	22,200	22,200	—	—
Charles M. Bussey	30,000	30,000	––	––
CMDB Enterprises, Inc.	49,155	49,155	––	––
Lisa Gardner	3,000	3,000	—	—
Hatcher Family Trust David & Marty Hatcher TTEES	210,000	210,000	—	—
Deanna Lesar	300,000	300,000	—	—
Mike Walters	30,000	30,000	—	—
Mark Levine	15,000	15,000	—	—
Joseph V. Amella	22,500	22,500	—	—
Tom Hollow	190,500	190,500	—	—
Norm Tregenza	100,500	100,500	—	—
Randy Mitchell	51,300	51,300	—	—
Carl Ray	21,000	21,000	—	—
Jason Jones	41,700	41,700	—
Fred Schmitt	60,000	60,000	—	—*
Michael Palmer IRA	8,100	8,100	—	—*
Michael Palmer	1,650	1,650	—	—
Sandra Ferguson	2,070	2,070	—	—
Antoinette Papajohn	3,705	3,705	—	—
Stephanie Manakides	795	795	—	—
Charles Matsos	7,350	7,350	—	—
Mark Powell	6,819	6,819	—	—

(1)

Assumes all of the shares being offered by the selling stockholders under this prospectus will be sold; however, we are unable to determine the exact number of the shares that will be sold or when or if sales will occur.

(2)

Assumes 5,000,000 shares are sold under this prospectus by us.  If the minimum number of shares (200,000) is sold, the percentage of shares beneficially owned after the offering will be 37.5% for Mr. Trichon, 34.9% for Mr. Rosenzweig and 5.9% for Mr. Zimbler.

(3)

Less than one percent.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our common stock.  Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

Based on shares outstanding on June 30, 2008, upon the closing of this offering, 98,216,798 shares of common stock will be outstanding if the minimum number of shares are sold in this offering and 103,016,798 shares will be outstanding if the maximum number of shares is sold in this offering.  All of the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act (assuming no exercise of the underwriters’ over-allotment option), unless held by our affiliates, as that term is defined under Rule 144 under the Securities Act.

The 98,016,798 shares of common stock outstanding as of the date of this prospectus are restricted securities as defined under Rule 144 of the Securities Act.  Restricted securities may be sold in the U.S. public market only if registered or if they qualify for an exemption from registration, including by reason of Rule 144 under the Securities Act, which is summarized below.

In general, under Rule 144 under the Securities Act of 1933, as in effect on the date of this prospectus, beginning June __, 2009, a person who is not one of our affiliates, who has beneficially owned shares of our common stock for at least six months may sell shares without restriction, provided the current public information requirements of Rule 144 continue to be satisfied. In addition, after June __, 2009, any person who is not one of our affiliates at any time during the three months preceding a proposed sale, and who has beneficially owned shares of our common stock for at least one year would be entitled to sell an unlimited number of shares without restriction. After June __, 2009, our affiliates who have beneficially owned shares of our common stock for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

one percent of the number of shares of our common stock then outstanding, which will equal approximately 982,167 shares immediately after this offering if the minimum number of shares is sold and 1,030,167 if the maximum number of shares is sold; and

•

the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us.  Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

PLAN OF DISTRIBUTION

General

The shares being offered by this prospectus are not listed on any stock exchange nor traded in any public market.  If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or about the current offering price.  Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 5,000,000 shares of common stock in a best efforts, minimum-maximum offering, without any involvement of underwriters. In addition, 9,799,358 shares are being offered by selling stockholders.  The offering price is $1.00 per share; however, if our common stock is included for quotation on the OTC Bulletin Board or a market for our common stock otherwise develops, shares of common stock offered by the selling stockholders may be offered from time to time at prevailing market prices.

We must sell a minimum of 200,000 shares within 90 days of the date of this prospectus in order to close the offering, subject to our right to extend the initial offering period for an additional 30 day period in our discretion.  All investor funds will be held in an escrow, trust or similar account until proceeds of at least $200,000 is obtained.  Once the minimum offering of $200,000 is achieved, all cleared funds will be available to us following receipt from the investor and deposit into our bank account.  If the minimum offering of 200,000 shares is not achieved, all funds paid by investors will be returned without interest or deductions.  If the minimum offering is achieved, we will use our best efforts to sell as many additional shares as possible up to the maximum offering amount of 5,000,000 shares.  After the minimum offering amount is realized, we may continue the offering and sell as many additional shares as we deem appropriate until ________ 2008, when our offering will terminate. We may close the offering at any time and on any number of shares between the minimum and maximum offering amounts.  After the minimum offering is achieved, there is no assurance that we will sell all or any part of the remaining shares offered by this prospectus.  We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount.

We will sell the shares in this offering primarily through our officers and directors.  They will receive no commission from the sale of any shares.  They will not register as a broker/dealer under the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1 under the 1934 Act.  Our President, James Trichon, will register as the issuer-agent in those states requiring such registration.  However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this offering.

No officers, directors or related parties will purchase shares to meet the minimum offering amount.  If and when the minimum offering amount is realized, officers and directors may purchase shares in this offering, however, any such purchases will be held for investment.

Under the securities laws of certain states, the shares offered by us may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration.  In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

1.

Execute and deliver a subscription agreement, and

2.

Deliver a check or certified funds to us.  Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to “CLOUDTECH SENSORS, INC. SPECIAL ACCOUNT.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for shares will be accepted or rejected within five business days after we receive them.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

The selling stockholders acquired their shares from us in private transactions.  These shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers, or underwriters who may act solely as agents or may acquire shares as principals. Prior to trading, this price will be $1.00.  After the shares are trading, if ever, it will be at market prices prevailing at the time of sale.  After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

purchases by brokers, dealers, or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•

“at the market” to or through market makers or into an existing market for the common stock,

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps, or other derivatives (whether exchange listed or otherwise), or

•

any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933.  Neither the selling stockholders nor we can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.  Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

Cloudtech Sensors, Inc. will not receive the proceeds of any shares sold by the selling stockholders.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share , of which 1,000,000 shares have been designated as shares of Series A preferred stock. As of June 30, 2008, there were 98,016,798 shares of common stock and 15,252 shares of Series A preferred stock issued and outstanding.  The following summary descriptions of the common stock and Series A preferred stock are qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Each share of common stock entitles its holder to one non-cumulative vote per share and, the holders of more 50% of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director.  Holders of shares of common stock are entitled to receive such dividends, as the Board of Directors may, from time to time, declare out of our funds legally available for the payment of dividends.  Upon any liquidation, dissolution or winding up of our company, holders of shares of common stock are entitled to receive pro rata all of our assets available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any of our stock, warrants, or other securities.  The common stock is not convertible or redeemable.  Neither our certificate of incorporation nor our bylaws provide for pre-emptive rights.

Preferred Stock

Our amended and restated certificate of incorporation provides that the Board of Directors has the flexibility to set new classes, series and other terms and conditions of the preferred shares.  Preferred shares may be issued from time to time in one or more series in the discretion of the Board of Directors.  Our Board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by our Board without further stockholder approval and for such purposes as the Board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations.  In addition, such authorized but unissued common and preferred shares could be used by our Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management.  We have no such present arrangement or understanding with any person.  Further, our common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

Series A Preferred Stock

Of the 10,000,000 authorized share of preferred stock, 1,000,000 shares have been designated as Series A preferred stock.  Each share of Series A preferred stock entitles the owner thereof to one vote per share and a 1% non-cumulative dividend with preference over the common shares. As of June 30, 2008, there were 15,252 shares of Series A preferred stock outstanding.

EXPERTS

Our financial statements for the period of August 22, 2006 (inception) through June 30, 2007, have been audited by Davis Accounting Group P.C. as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered in this Prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Following the merger of Cloudtech Sensors, Inc. into Advanced Products Group, Inc., we replaced our registered independent auditor, Schvaneveldt and Company, with the Davis Accounting Group P.C.  No accountant’s report was issued by Schvaneveldt and Company for over five fiscal years preceding the replacement.

The decision to change accountants was approved by our Board of Directors.

During the five most recent fiscal years and through the date of the change in registered independent auditors, there were no disagreements between us and Schvaneveldt and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schvaneveldt and Company, would have caused Schvaneveldt and Company to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of the Davis Accounting Group P.C., neither we nor anyone on our behalf consulted with the Davis Accounting Group P.C. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was the subject of a “disagreement” as such term is described in Regulation S-B, Item 304(a)(1)(iv).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 that registers the shares of our common stock to be sold in this offering.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.  In addition, upon the closing of this offering, we will file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended.  You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

We intend to provide our stockholders with annual reports containing consolidated financial statements that have been examined and reported on, with an opinion expressed by an independent registered public accounting firm, and to file with the SEC quarterly reports containing unaudited consolidated financial data for the first three quarters of each year.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Page
Report of Registered Independent Auditors	F-1
Financial Statements-
Balance Sheet as of June 30, 2007.	F-2
Statement of Operations for the Period Ended June 30, 2007, and Cumulative from Inception.	F-3
Statement of Stockholders’ (Deficit) for the Period from Inception through June 30, 2007	F-4
Statement of Cash Flows for the Period Ended June 30, 2007	F-5
Notes to Consolidated Financial Statements June 30, 2007	F-7
Balance Sheets as of March 31, 2008 (Unaudited) and June 30, 2007	F-16
Statements of Operations for the Three Months Ended March 31, 2008, and 2007, the Nine Months Ended March 31, 2008, and the Period Ended March 31, 2007, and Cumulative from Inception (Unaudited)	F-17
Statement of Stockholders’ (Deficit) for the Period from Inception through March 31, 2008 (Unaudited)	F-18
Statements of Cash Flows for Nine Months Ended March 31, 2008, the Period Ended March 31, 2007, and Cumulative from Inception (Unaudited)	F-19
Notes to Consolidated Financial Statements March 31, 2008, and 2007 (Unaudited)	F-21

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Cloudtech Sensors, Inc.:

We have audited the accompanying balance sheet of Cloudtech Sensors, Inc. (a Delaware corporation in the development stage) as of June 30, 2007, and the related statements of operations, stockholders’ (deficit), and cash flows for the period ended June 30, 2007, and cumulative from inception through June 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cloudtech Sensors, Inc. as of June 30, 2007, and the results of its operations and its cash flows for the period ended June 30, 2007, and cumulative from inception through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is in the development stage, has experienced operating losses, has no source of revenues to cover its operating costs, and has negative working capital.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,

June 19, 2008.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET (NOTE 2)

AS OF JUNE 30, 2007

ASSETS
2007
Current Assets:
Cash and cash equivalents	$1,592
Total current assets	1,592
Total Assets	$1,592
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities:
Short-term note payable - Related party	$300,000
Accounts payable - Trade	52,294
Accrued liabilities	72,081
Due to related parties	128,850
Total current liabilities	553,225
Total liabilities	553,225
Commitments and Contingencies
Stockholders' (Deficit):
Preferred stock - Series A, par value $0.001 per share; 10,000,000 shares
authorized; 30,252 shares issued and outstanding	30
Common stock, par value $0.001 per share, 150,000,000 shares
authorized; 95,724,423 shares issued and outstanding	95,724
(Discount) on common stock	(67,394)
Additional paid-in capital	–
(Deficit) accumulated during the development stage	(579,993)
Total stockholders' (deficit)	(551,633)
Total Liabilities and Stockholders' (Deficit)	$1,592

The accompanying notes to financial statements

 are an integral part of this balance sheet.

CLOUDTECH SENSORS, INC.

 (FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (NOTE 2)

FOR THE PERIOD ENDED JUNE 30, 2007, AND CUMULATIVE

FROM INCEPTION (AUGUST 22, 2006) THROUGH JUNE 30, 2007

	Period Ended	Cumulative From
	June 30, 2007	Inception
Revenues	$–	$–
Expenses:
Research and development	25,850	25,850
General and administrative-
Reverse merger costs	300,000	300,000
Professional fees	95,812	95,812
Salaries and wages	63,750	63,750
Issuance of common stock for services rendered	28,360	28,360
Business development	50,000	50,000
Other	16,221	16,221
Total expenses	579,993	579,993
(Loss) from Operations	(579,993)	(579,993)
Other Income (Expense)	–	–
Provision for income taxes	–	–
Net (Loss)	$(579,993)	$(579,993)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	91,882,564

The accompanying notes to financial statements

are an integral part of these statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)

FOR THE PERIOD FROM INCEPTION (AUGUST 22, 2006)

THROUGH JUNE 30, 2007

	Preferred Stock - Series A		Common stock		(Discount) on Common Stock	Additional Paid-in Capital	(Deficit) Accumulated During the Development Stage	Totals
Description	Shares	Amount	Shares	Amount
Balance - August 22, 2006	–	$–	76,950,000	$76,950	$–	$126,973	$(203,923)	$–
Changes due to recapitalization and reverse merger	30,252	30	14,520,423	14,520	(91,500)	(126,973)	203,923	–
Common stock issued for services rendered	–	–	4,254,000	4,254	24,106	–	–	28,360
Net (loss) for the period	–	–	–	–		–	(579,993)	(579,993)
Balance - June 30, 2007	30,252	$30	95,724,423	$95,724	$(67,394)	$–	$(579,993)	$(551,633)

The accompanying notes to financial statements

are an integral part of this statement.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (NOTE 2)

FOR THE PERIOD ENDED JUNE 30, 2007, AND CUMULATIVE FROM

INCEPTION (AUGUST 22, 2006) THROUGH JUNE 30, 2007

	Period Ended June 30, 2007	Cumulative From Inception

Operating Activities:
Net (loss)	$(579,993)	$(579,993)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Issuance of common stock for services rendered	28,360	28,360
Reverse merger costs	300,000	300,000
Changes in net liabilities-
Accounts payable - Trade	52,294	52,294
Accrued liabilities	72,081	72,081
Net Cash (Used in) Operating Activities	(127,258)	(127,258)
Investing Activities:
Cash used in investing activities	–	–
Net Cash Provided by Investing Activities	–	–
Financing Activities:
Proceeds from related parties	128,850	128,850
Net Cash Provided by Financing Activities	128,850	128,850
Net Increase (Decrease) in Cash	1,592	1,592
Cash - Beginning of Period	–	–
Cash - End of Period	$1,592	$1,592
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes to financial statements

are an integral part of these statements.

Supplemental Disclosure of Cash Flow Information (continued):

On February 27, 2007, the Company and one of its stockholders executed a promissory note, under the terms of which, the Company promised to pay the stockholder $300,000 for any remaining liabilities of APG prior to the effective date of a merger.

On May 31, 2007, the Company entered into an Agreement and Plan of Merger with Cloudtech Sensors, Inc., a Delaware corporation. Under the terms of the agreement, the Company issued to the shareholders of Cloudtech 76,950,000 shares (post-forward split) of the Company’s common stock, par value $0.001 in exchange for all of the issued and outstanding shares of Cloudtech (post-forward stock split). The transaction was accounted for as a reverse merger. Subsequent to the merger, the Company changed its name from Advanced Products Group to Cloudtech Sensors, Inc.

On May 31, 2007, the Company issued 1,380,000 (post-forward stock split) shares of its common stock to five individuals for consulting services rendered in connection with the merger. The transaction was valued at $9,200.

On June 1, 2007, the company issued 2,874,000 (post-forward stock split) shares of its common stock to an individual for legal services rendered. The transaction was valued at $19,160.

The accompanying notes to financial statements

are an integral part of these statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

1.

Summary of Significant Accounting Policies

This summary of significant accounting policies of Cloudtech Sensors, Inc., (a development stage enterprise) (the “Company” or “Cloudtech”), formerly known as Advanced Products Group, Inc. (“APG”), is presented to assist in understanding the Company’s financial statements. The Company was originally incorporated under the laws of the State of Delaware on March 25, 1987, as Total LifeStyle Corporation.  Among other name changes which subsequently occurred, the Company’s name was changed to Advanced Products Group, Inc. in May 1999.  The business plan prior to 1999 of the Company was to sell soaps, hand cleaners, and other related products.  Between late 1999 and 2007, APG conducted no business activities other than seeking appropriate reverse merger acquisition candidates.  The accompanying financial statements of the Company were prepared from the books of accounts under the accrual basis of accounting in United States dollars.

Reverse Merger

The accompanying financial statements reflect the completion of a reverse merger between APG and Cloudtech Sensors, Inc., which took place on May 31, 2007. In accordance with the terms of the merger, approximately 76,950,000 shares of APG’s common stock were issued to the Cloudtech stockholders in exchange for 100% of the issued and outstanding common shares of Cloudtech. Upon completion of the Merger, the former stockholders of Cloudtech owned approximately 85% of APG’s issued and outstanding common stock.

As a result, the accompanying financial statements and related disclosures in the notes to the financial statements present the financial position as of June 30, 2007, and the operations for the period ended June 30, 2007, and cumulative from inception, of Cloudtech Sensors, Inc. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Cloudtech Sensors, Inc., and the net assets of APG brought forward at their historical cost bases.  The costs associated with the reverse merger have been expensed as incurred.

Prior to the completion of the reverse merger, APG was a publicly traded corporation with no assets and limited operations (since its incorporation on March 25, 1987).  In connection with the reverse merger, on May 31, 2007, the name of the Company was change from Advanced Products Group, Inc. to Cloudtech Sensors, Inc. in order to better reflect the current business plan subsequent to the reverse merger. Cloudtech Sensors, Inc. was incorporated on August 22, 2006, under the laws of the State of Delaware.

In addition, on May 31, 2007, 5,332,398 shares of common stock were reserved for issuance to consultants in return for services to Cloudtech, of which 1,380,000 were allocated for issuance for pre-merger services.  (See note 4 for additional information)

Capital Formation

In June 2007, the Company began a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to approximately $1,332,000 through the issuance of 1,992,375 shares of its common stock (post-forward stock split), par value $0.001 per share.  As of June 30, 2007, the Company had no proceeds from the PPO.  In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock and received proceeds of $1,332,120. As of October 31, 2007, the Company completed its PPO and closed the offering.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,992,375 shares (post-forward stock split) of its issued and outstanding common stock on behalf of selling stockholders.  As a result of the notification from the SEC, as described in the following paragraph, the Company terminated the activity to register 1,992,375 shares of its common stock.

On January 4, 2008, Cloudtech received an Order of Suspension of Trading from the Securities and Exchange Commission (the "Commission").  The Commission ordered, pursuant to Section 12(k) of the Securities and Exchange Act of 1934, that trading for the Company would be suspended for the period from 9:30 a.m. EST on January 4, 2008, through 11:59 p.m. EST on January 17, 2008 (the "Order"), because there was a lack of current and adequate information concerning the securities of the Company as the Company had not filed periodic reports since December 31, 2000.  This suspension was later extended.  On March 10, 2008, the Company consented to, and the Commision issued, an order revoking the registration of its common shares.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

Subsequent to the deregistration of the Company’s shares of common stock in March 2008, the Company again commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register 14,799,358 shares (post-forward stock split) of its outstanding common stock, 5,000,000 shares of which will be newly issued shares offered by the Company to raise capital, and the remaining 9,799,358 issued and outstanding shares of common stock will be offered on behalf of the selling stockholders. The Company plans to raise a total of up to $14,799,358 from this capital formation activity.  Of this total, the Company will not receive any proceeds (up to $9,799,358) from the sale of common stock by selling stockholders.  As of June 19, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, prior to its submission to the SEC.

The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, which have been consistently applied in the preparation of the financial statements.

   Nature of the business

The Company currently intends to build a business as an early-stage developer of handheld detectors that can discover and identify – in real time and under low-flow conditions – hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response.

    Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

    Cash and cash equivalents

For cash flow purposes, the Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

   Concentration of Credit Risk

As of June 30, 2007, the Company maintained its cash account at one commercial bank.  The balance in the account was subject to FDIC coverage.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  It plans to realize revenues from product sales when there is persuasive evidence of an agreement, the products are delivered to customers, acceptance has been approved by its customers, and collection is reasonably assured.  For product support and product software updates, the Company plans to realize revenues when completion of services have occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

    Property and equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed over the lesser of the estimated useful lives or the lease term of the related assets using the straight-line method.  Maintenance and repairs that neither add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income. The useful life of property and equipment is five years.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

   Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.  For the period ended June 30, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are measured at the prevailing enacted tax rates that will be in effect when these differences are settled or realized.  SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.  As of June 30, 2007, the carrying value of accounts payable, accrued liabilities, amounts due to related parties, and short-term note payable from related party approximated fair value due to the short-term nature and maturity of these instruments.

   Loss per Common Share

Basic loss per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2007.

    Research and development

Research and development costs are expensed when incurred.

    Lease Obligations

All non-cancelable leases with an initial term greater than one year are categorized as either capital or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

   Advertising

The Company expenses all advertising and promotion costs as incurred.  Advertising and promotion costs for the period ended June 30, 2007, and cumulative from inception were $10,010.

   Fiscal Year End

The Company has adopted a fiscal year end of June 30.

2.

Development Stage Activities and Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company is a development stage enterprise and since inception, has experienced losses from operations and negative cash flows from operations.  These conditions create an uncertainty as to the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described below.

As of June 30, 2007, the Company had a negative working capital and a stockholders’ (deficit) of $551,633. The Company’s business plan includes capital formation activities to raise debt and equity.  Prior to May 31, 2007, the Company was a publicly traded company with essentially no assets or operations.  On May 31, 2007, the Company effected a reverse merger with Cloudtech Sensors, Inc. During the period from August 22, 2006, through May 31, 2007, Cloudtech Sensors, Inc. was incorporated, received initial working capital through loans from Directors, officers, and stockholders, and completed the reverse merger with APG.  In June 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to approximately $1,332,000 through the issuance of 1,992,375 shares of its common stock (post-forward stock split), par value $0.001 per share.  As of June 30, 2007, the Company had no proceeds from the PPO.  In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock and received proceeds of $1,332,120.  As of October 31, 2007, the Company completed its PPO and closed the offering.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 1,992,375 shares (post-forward stock split) of its issued and outstanding common stock on behalf of selling stockholders. As a result of the notification from the SEC, as described in Note 1, the Company terminated its capital formation activity to register 1,992,375 shares of its common stock, and the Company’s common stock was deregistered.

Subsequent to the deregistration of the Company’s shares of common stock in March 2008, the Company again commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register 14,799,358 shares (post-forward stock split) of its outstanding common stock, 5,000,000 shares of which will be newly issued shares offered by the Company to raise capital, and the remaining 9,799,358 issued and outstanding shares of common stock will be offered on behalf of the selling stockholders. The Company plans to raise a total of up to $14,799,358 from this capital formation activity.  Of this total, the Company will not receive any proceeds (up to $9,799,358) from the sale of common stock by selling stockholders.  As of June 19, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, and had not submitted it to the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of June 30, 2007, the cash resources of the Company were insufficient to meet its current business plan.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

3.

Capital Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share.  As of June 30, 2007, the Company had 30,252 shares (post-forward stock split) of Series A preferred stock issued and outstanding with the following rights and preferences: (i) voting rights of 20 votes per share of Series A preferred stock issued and outstanding, (ii) a 3 percent non-cumulative dividend based on face value with preference over the shares of common stock, (iii) a $1.00 per share face value, and (iv) convertible into shares of common stock on a 20-for-1 basis whereby for each issued and outstanding share of Series A preferred stock shall convert into 20 shares of common stock, commencing two years from the date of  issuance of such shares of Series A preferred stock.

The Company is also authorized to issue 150,000,000 shares of common stock with a par value of $0.001 per share.  As of June 30, 2007, the Company had 95,724,423 shares (post-forward stock split) of its common stock issued and outstanding

On May 31, 2007, pursuant to the Merger Agreement as discussed in Note 1, APG exchanged 76,950,000 shares (post-forward stock split) of its common stock for all of the shares of common stock of Cloudtech Sensors, Inc. [76,950,000 shares (post-forward stock split)], and Cloudtech Sensors, Inc.became a wholly owned subsidiary of the Company. Upon completion of the reverse merger, the former stockholders of the Cloudtech Sensors, Inc. owned approximately 85 percent of the Company’s common stock. Given that Cloudtech Sensors, Inc. is considered to have acquired the Company by a reverse merger through a Merger Agreement, and its stockholders currently have voting control of the Company, the accompanying financial statements and related disclosures in the notes to the financial statements present the financial position as of June 30, 2007, and the operations for the period ended June 30, 2007, and cumulative from inception, of Cloudtech Sensors, Inc. under the name of Cloudtech Sensors, Inc. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of APG, and net assets of Cloudtech Sensors, Inc. brought forward at their historical cost bases. The costs associated with the reverse merger have been expensed as incurred.

On May 31, 2007, the Company issued 1,380,000 shares (post-forward stock split) of common stock for services valued at $9,200 which was charged to operations as stock based compensation for consulting fees for the period ended June 30, 2007.

On June 1, 2007, the Company issued 2,874,000 shares (post-forward stock split) of common stock for legal services rendered valued at 19,160.

On May 15, 2008, the Company authorized a 3 for 1 stock split.  As a result all of the share and per share amounts included in the financial statements have been retroactively restated to reflect the stock split. At the same time, the Company also received a unanimous written consent from shareholders holding a majority of the outstanding shares to increase the authorized shares to 150,000,000 shares of common, and 10,000,000 shares of preferred (post-forward stock split).

4.

Related Party Transactions

On February 27, 2007, in connection with the reverse merger discussed in Note 1, the Company and one of its stockholders executed a promissory note (the “Promissory Note”), which was subsequently amended and restated as of September 21, 2007. Under the terms of the Promissory Note, the Company promised to pay to the stockholder $300,000 for repayment of any remaining liabilities of APG prior to the effective date of the Merger Agreement.  The Promissory Note was non-interest bearing and due when the Company raised at least $1,300,000 in a PPO, which was completed in October 2007.  In the accompanying financial statements, the Company has accounted for the $300,000 due under the Promissory Note as a reverse merger cost and has charged this amount to operations for the period ended June 30, 2007.  In October 2007, the Promissory Note was paid in full by the Company.

During the period ended June 30, 2007, the Chairman, Secretary, Treasurer, and stockholder of the Company loaned the Company $100,020 to pay for operating expenses incurred.  As of June 30, 2007, the amount owed to this individual was $100,020.  The loan is unsecured, non-interest bearing, and has no terms for repayment.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

During the period ended June 30, 2007, a Director and stockholder of the Company loaned the Company $22,830 to pay for operating expenses incurred and consulting services rendered.  As of June 30, 2007, the amount owed to this individual was $22,830. The loan is unsecured, non-interest bearing, and has no terms for repayment.

During the period ended June 30, 2007, a stockholder of the Company provided the Company with legal services valued at $6,000.  As of June 30, 2007, the amount owed to this individual was $6,000.

For the period ended June 30, 2007, the Directors, officers, and stockholders of the Company earned wages totaling $82,500.  As of June 30, 2007, the Company owed $68,409 in wages to these employees.

On June 1, 2007, the Company issued 2,874,000 shares (post-forward stock split) of common stock for legal services rendered.  As of June 30, 2007, the Company paid an additional $418 to this stockholder for additional legal services provided.

5.

Commitments and Contingencies

The Company filed suit on September 21, 2007, in the Delaware Court of Chancery against three Bahamian-based companies, Colonial National, Ltd., Hamilton, Ltd. and Castle Pines, Inc, and possibly all or some of their principals, seeking the cancellation of 600,000 shares of APG common stock presently deposited with the brokerage firm of Brown Brothers Harriman & Co. (“BBH”). Craz Products, Inc., as the predecessor of APG, issued the Bahamian APG Shares to the Bahamian Companies in April 1999 in exchange for three promissory notes given by the Bahamian Companies to Craz Products, Inc. In April 2000, the Bahamian Companies defaulted under the promissory notes and APG took steps to cancel the Bahamian APG Shares. In connection with the reverse merger, APG’s management represented and warranted to Cloudtech Sensors, Inc. that APG had cancelled the Bahamian APG Shares and this representation was accepted.

In July 2007, however, the Company learned that the Bahamian APG Shares were being freely traded in the open markets and, evidently, had not been canceled. The Company intends to vigorously pursue its claim for cancellation of those Bahamian APG Shares which remain deposited with BBH.

The Company does not anticipate bringing any legal action against BBH on the legal bases of (i) lack or failure of consideration, (ii) material breach of contract, and (iii) unjust enrichment, among other causes of action.

If the Company is successful in cancelling any of the Bahamian APG Shares, then the Company, as part of the reverse merger consideration and to reflect a mutually agreed upon business arrangement providing for the APG stockholders to own 15% of the common stock of the Company at the effective time of the merger, agreed to issue on a pro rata basis new shares of the Company in an amount equal to the amount of Cancelled Bahaman APG Shares to the APG stockholders immediately prior to the reverse merger, or to their respective successors or assigns.

The Company is from time-to-time involved in certain legal actions and customer disputes arising in the ordinary course of business.  In the opinion of management, the outcome of such actions will not have a material adverse effect on the Company’s financial position or results of operation.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

6.

Income taxes

The provision (benefit) for income taxes is as follows (assuming a 23% effective rate):

August 22, 2006
(date of inception)
To June 30,
2007
Current Tax Provision
Federal and state -
Taxable income	$-
Total current tax provision	-
Deferred Tax Provision
Federal and state -
Loss carry forwards	200,740
Change in valuation allowance	(200.740)
Total deferred tax provision	$-

The Company had deferred income tax assets as of June 30, 2007, as follows:

2007
Loss carryforwards	$269,080
Less- Valuations allowance	(269,080)
Total net deferred tax assets	$-

As of June 30, 2007, the Company has net operating losses (“NOL”) of approximately $579,993 which will be available to offset future taxable income. Included in the NOL’s are losses of approximately $204,000 generated by APG prior to the reverse merger with Cloudtech which are subject to restrictions under Internal Revenue Code Section 382, due to change in ownership in that entity.  If not used, all of the NOL’s will expire at various times through 2027.

Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforwards is limited following a greater than 50% change in ownership.  Due to the Company's current equity transactions, the Company's net operating loss carryforwards may be subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the federal long-term tax exempt rate.  Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will not be realized.  The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.  Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax asset, the deferred tax assets are fully offset by a valuation allowance as of June 30, 2007.

7.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (SFAS 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS157 are effective as of the beginning of the Company's 2008 fiscal year. The Company is currently evaluating the effect of adopting SFAS 157 on its financial statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R) Business Combinations (SFAS 141(R)). This Statement replaces the original FASB Statement No. 141. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements.  This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling interest’s attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008.  The management of the Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

•

Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•

Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•

Disclosure of information about credit-risk-related contingent features; and

•

Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of the Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)

FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

8.

Subsequent Events

On July 20, 2007, the Company entered into a license agreement with Delaware Technology Park, Inc. (the “Licensor”), whereby the Licensor, as the master lessee, granted a revocable license at a monthly fee of $462 to the Company to use a portion of a building owned by the University of Delaware at 1 Innovation Way, Newark, DE.  Under the terms of the License Agreement, the Company is permitted to use a certain portion of the building for one year commencing August 1, 2007.  Following the expiration of the initial license term, the license will be automatically extended on a monthly basis at a monthly fee of $485, unless cancelled by either party by giving 60 days advance written notice of cancellation to the other party.

On September 12, 2007, the Company entered into a lease agreement with Rutgers-Camden Technology Campus, Inc. (“RCTC”) for the use of property located at Suite 222, 200 Federal Street, 2nd Floor, Camden, NJ for the exclusive purpose of operating a sensor technology company business.  The term of the lease agreement is for one-year commencing on September 1, 2007, and expiring on of August 31, 2008.  The monthly rent is $1,175, and the lease agreement requires $1,175 as a security deposit.  On the expiration of the initial lease term, the Company has the right to renew the lease in 12-month periods for up to an additional four years subject to the right of RCTC to increase the rent for any such lease renewal period.

In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock in exchange for total proceeds of $1,332,120.  As of October 31, 2007, the Company completed its PPO and closed the offering.

In October 2007, after raising $1,332,120 from the PPO, the Company repaid the related party Promissory Note of $300,000.

On November 7, 2007, the Company entered into a development contract to create a low-cost, easily replaceable optical sensing “chip” capable of detecting multiple chemical or biological agents with high sensitivity. The contract called for total payments of $250,000, and the Company paid two monthly payments totalling $60,000. Work under the contract was suspended, and if it resumes, the Company will be obligated to make monthly payments of $30,000 per month for three months, with the remaining payment of $100,000 due in the fourth month.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

On January 1, 2008, the Company entered into a lease agreement for its corporate offices with AVIVA, Inc., a related-party company owned by one of the founding stockholders.  The lease has a term of one year, and is cancelable by either party at any time upon 30 days written notice.  The monthly rent is $500.

On January 4, 2008, the Company received an Order of Suspension of Trading from the SEC.  The SEC ordered, pursuant to Section 12(k) of the Securities and Exchange Act of 1934, that trading for the Company would be suspended for the period from 9:30 a.m. EST on January 4, 2008, through 11:59 p.m. EST on January 17, 2008 (the “Order”), because there was a lack of current and adequate information concerning the securities of the Company as the Company had not filed periodic reports since December 31, 2000.  This suspension was later extended.  On March 10, 2008, the Company consented to, and the SEC issued, an order revoking the registration of its common stock.

Subsequent to the deregistration of the Company’s shares of common stock in March 2008, the Company again commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register 14,799,358 shares of its outstanding common stock (post-forward stock split), 5,000,000 shares of which will be newly issued shares offered by the Company to raise capital, and the remaining 9,799,358 outstanding shares of common stock offered on behalf of the selling stockholders.  As of June 19, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, and had not submitted it to the SEC.

In February 2008, the Company financed an insurance premium.  The total premium was $60,701.  The Company was required to make an initial payment of $30,350 and financed the remaining balance.  The note is payable in 10 monthly installments of $3,140, including interest at a rate of approximately 7.5 percent.

In March 2008, a preferred stockholder exercised the right to convert to common stock at a 20:1 exchange rate.  As such, 15,000 shares (post-forward stock split) of Series A preferred stock were converted into 300,000 shares (post-forward stock split) of common stock.

On May 15, 2008, the Company authorized a 3-for-1 forward stock split.  As a result, all of the share and per share amounts included in the financial statements have been retroactively restated to reflect the stock split.  At the same time, the Company also received the unanimous written consent from stockholders holding a majority of the outstanding shares to increase the authorized shares from 40,000,000 to 150,000,000 shares (post-forward stock split) of common stock, and from 1,000,000 to 10,000,000 shares (post-forward stock split) of preferred stock.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (NOTE 2)

AS OF MARCH 31, 2008, AND JUNE 30, 2007

ASSETS

	March 31,	June 30,
	2008	2007
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$131,845	$1,592
Prepaid expenses	50,745	-
Total current assets	182,590	1,592
Property and Equipment:
Computer and office equipment	10,502	-
Furniture and fixtures	2,500	-
Less - Accumulated depreciation	(692)	-
Property and equipment, net	12,310	-
Other Assets:
Security deposit	1,175	-
Total other assets	1,175	-
Total Assets	$196,075	$1,592
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities:
Short-term note payable - Related party	$-	$300,000
Accounts payable - Trade	-	52,294
Accrued liabilities	335,663	72,081
Due to related parties	86,455	128,850
Short-term note payable	27,316	-
Total current liabilities	449,434	553,225
Total liabilities	449,434	553,225
Commitments and Contingencies
Stockholders' (Deficit):
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; 15,252 and 30,252 shares issued and outstanding in
2008 and 2007, respectively	15	30
Common stock, par value $0.001 per share, 150,000,000 shares authorized; 98,016,798 and 95,724,423 shares issued and
outstanding in 2008 and 2007, respectively	98,017	95,724
Discount on common stock	-	(67,394)
Additional paid-in capital	1,262,448	-
(Deficit) accumulated during the development stage	(1,613,839)	(579,993)
Total stockholders' (deficit)	(253,359)	(551,633)
Total Liabilities and Stockholders' (Deficit)	$196,075	$1,592

The accompanying notes to financial statements are

an integral part of these balance sheets.

STATEMENTS OF OPERATIONS (NOTE 2)

FOR THE THREE MONTHS ENDED MARCH 31, 2008, AND 2007, THE NINE MONTHS ENDED

MARCH 31, 2008,  THE PERIOD ENDED MARCH 31, 2007, AND CUMULATIVE FROM INCEPTION

(AUGUST 22, 2006) THROUGH MARCH 31, 2008

(Unaudited)

			Nine Months
	Three Months Ended		Ended	Period Ended	Cumulative
	March 31,		March 31,		From
	2008	2007	2008	2007	Inception
Revenues	$-	$-	$-	$-	$-
Expenses:
Research and development	101,573	-	193,198	-	219,048
General and administrative-
Professional fees	314,178	-	572,896	3,400	668,708
Reverse merger costs	-	-	-	-	300,000
Salaries and wages - Related parties	70,792	-	198,292	-	262,042
Other	41,762	483	75,715	7,737	91,936
Business development	-	-	-	-	50,000
Issuance of common stock for services rendered	-	-	-	-	28,360
Total expenses	528,305	483	1,040,101	11,137	1,620,094
(Loss) from Operations	(528,305)	(483)	(1,040,101)	(11,137)	(1,620,094)
Other Income (Expense):
Interest income	4,154	-	6,360	-	6,360
Interest and finance charges	(105)	-	(105)	-	(105)
Total other income (expense)	4,049	-	6,255	-	6,255
Provision for income taxes	-	-	-	-	-
Net (Loss)	$(524,256)	$(483)	$(1,033,846)	$(11,137)	$(1,613,839)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	97,814,624	76,950,000	97,000,212	76,950,000

The accompanying notes to financial statements are

an integral part of these statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)

FOR THE PERIOD FROM INCEPTION (AUGUST 22, 2006)

THROUGH MARCH 31, 2008

(Unaudited)

							(Deficit)
							Accumulated
						Additional	During the
	Preferred Stock		Common stock		Discount on	Paid-in	Development
Description	Shares	Amount	Shares	Amount	Common Stock	Capital	Stage	Totals
Balance - August 22, 2006	-	$-	76,950,000	$76,950	$-	$126,973	$(203,923)	$-
Changes due to recapitalization and reverse merger	30,252	30	14,520,423	14,520	(91,500)	(126,973)	203,923	-
Common stock issued for services rendered	-	-	4,254,000	4,254	24,106	-	-	28,360
Net (loss) for the period	-	-	-	-	-	-	(579,993)	(579,993)
Balance - June 30, 2007	30,252	30	95,724,423	95,724	(67,394)	-	(579,993)	(551,633)
Common stock issued for cash	-	-	1,992,375	1,993	-	1,330,127	-	1,332,120
Reclassification of discount on common stock	-	-	-	-	67,394	(67,394)	-	-
Conversion of preferred stock to common stock - 20:1	(15,000)	(15)	300,000	300	-	(285)	-	-
Net (loss) for the period	-	-	-	-	-	-	(1,033,846)	(1,033,846)
Balance - March 31, 2008	15,252	$15	98,016,798	$98,017	$-	$1,262,448	$(1,613,839)	$(253,359)

The accompanying notes to financial statements are

an integral part of these statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (NOTE 2)

FOR THE NINE MONTHS ENDED MARCH 31, 2008, AND PERIOD ENDED

MARCH 31, 2007, AND CUMULATIVE FROM INCEPTION (AUGUST 22, 2006)

THROUGH MARCH 31, 2008

(Unaudited)

	Nine Months
	Ended	Period Ended	Cumulative
	March 31,		From
	2008	2007	Inception

Operating Activities:
Net (loss)	$(1,033,846)	$(11,137)	$(1,613,839)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Issuance of common stock for services rendered	-	-	28,360
Depreciation	692	-	692
Reverse merger expenses	-	-	300,000
Changes in net liabilities-
Prepaid expenses	(50,745)	-	(50,745)
Security deposit	(1,175)	-	(1,175)
Accounts payable - Trade	(52,294)	11,137	-
Accrued liabilities	263,582	-	335,663
Net Cash (Used in) Operating Activities	(873,786)	-	(1,001,044)
Investing Activities:
Purchases of property and equipment	(13,002)	-	(13,002)
Net Cash (Used in) Investing Activities	(13,002)	-	(13,002)
Financing Activities:
Short-term note payable	27,316	-	27,316
Payment of short-term note payable - Related party	(300,000)	-	(300,000)
Issuance of common stock for cash	1,332,120	-	1,332,120
Proceeds from related parties	78,084	-	206,934
Payments to related parties	(120,479)	-	(120,479)
Net Cash Provided by Financing Activities	1,017,041	-	1,145,891
Net Increase in Cash	130,253	-	131,845
Cash - Beginning of Period	1,592	-	-
Cash - End of Period	$131,845	$-	$131,845
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes to financial statements are

an integral part of these statements.

Supplemental Disclosure of Cash Flow Information (continued):

On February 27, 2007, the Company and one of its stockholders executed a promissory note, under the terms of which, the Company promised to pay the stockholder $300,000 for any remaining liabilities of APG prior to the effective date of a merger.

On May 31, 2007, the Company entered into an Agreement and Plan of Merger with Cloudtech Sensors, Inc., a Delaware corporation. Under the terms of the agreement, the Company issued to the shareholders of Cloudtech Sensors, Inc. 76,950,000 shares (post-forward split) of the Company’s common stock, par value $0.001 in exchange for all of the issued and outstanding shares of Cloudtech Sensors, Inc. [76,950,000 shares of common stock (post-forward stock split)]. The transaction was accounted for as a reverse merger. Subsequent to the merger, the Company changed its name from Advanced Products Group to Cloudtech Sensors, Inc.

On May 31, 2007, the Company issued 1,380,000 (post forward stock split) shares of its common stock to five individuals for consulting services rendered in connection with the merger. The transaction was valued at $9,200.

On June 1, 2007, the company issued 2,874,000 (post forward stock split) shares of its common stock to an individual for legal services rendered. The transaction was valued at $19,160.

The accompanying notes to financial statements are

an integral part of these statements.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

1.

Summary of Significant Accounting Policies

This summary of significant accounting policies of Cloudtech Sensors, Inc., (a development stage enterprise) (the “Company” and “Cloudtech”), formerly known as Advanced Products Group, Inc. (“APG”), is presented to assist in understanding the Company’s financial statements. The Company was originally incorporated under the laws of the State of Delaware on March 25, 1987, as Total LifeStyle Corporation.  Among other name changes which subsequently occurred, the Company’s name was changed to Advanced Products Group, Inc. in May 1999.  The business plan prior to 1999 of the Company was to sell soaps, hand cleaners, and other related products.  Between late 1999 and 2007, APG conducted no business activities other than seeking appropriate reverse merger acquisition candidates.  The accompanying financial statements of the Company were prepared from the books of accounts under the accrual basis of accounting in United States dollars.

    Reverse Merger

The accompanying financial statements reflect the completion of a reverse merger between APG and Cloudtech Sensors, Inc., which took place on May 31, 2007. In accordance with the terms of the merger, approximately 76,950,000 shares of APG’s common stock were issued to the Cloudtech Sensors, Inc. stockholders in exchange for 100% of the issued and outstanding common shares of Cloudtech Sensors, Inc. Upon completion of the Merger, the former stockholders of Cloudtech Sensors, Inc. owned approximately 85% of the voting stock of the Company.

As a result, the accompanying financial statements and related disclosures in the notes to the financial statements present the financial position as of June 30, 2007, and the operations for the period ended June 30, 2007, and cumulative from inception, of Cloudtech Sensors, Inc. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of APG, and the net assets of Cloudtech Sensors, Inc. brought forward at their historical cost bases. The costs associated with the reverse merger have been expensed as incurred

Prior to the completion of the reverse merger, APG was a publicly traded corporation with no assets and limited operations (since its incorporation on March 25, 1987).  In connection with the reverse merger, on May 31, 2007, the name of the Company was changed from Advanced Products Group, Inc. to Cloudtech Sensors, Inc. in order to better reflect the current business plan subsequent to the reverse merger. Cloudtech Sensors, Inc. was incorporated on August 22, 2006, under the laws of the State of Delaware.

In addition, on May 31, 2007, 5,332,398 shares of common stock were reserved for issuance to consultants in return for services to Cloudtech, of which 1,380,000 were allocated for issuance for pre-merger services.  (See note 4 for additional information)

    Capital Formation

In June 2007, the Company began a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to approximately $1,332,000 through the issuance of 1,992,375 shares of its common stock (post-forward stock split), par value $0.001 per share. As of June 30, 2007, the Company had no proceeds from the PPO.  In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock and received proceeds of $1,332,120. As of October 31, 2007, the Company completed its PPO and closed the offering.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 1,992,375 shares (post-forward stock split) of its issued and outstanding common stock on behalf of selling stockholders.  As a result of the notification from the SEC, as described in the following paragraph, the Company terminated the activity to register 1,992,375 shares of its common stock.

On January 4, 2008, Cloudtech received an Order of Suspension of Trading from the Securities and Exchange Commission (the "Commission").  The Commission ordered, pursuant to Section 12(k) of the Securities and Exchange Act of 1934, that trading for the Company would be suspended for the period from 9:30 a.m. EST on January 4, 2008, through 11:59 p.m. EST on January 17, 2008 (the "Order"), because there was a lack of current and adequate information concerning the securities of the Company as the Company had not filed periodic reports since December 31, 2000.  This suspension was later extended.  On March 10, 2008, the Company consented to, and the Commision issued, an order revoking the registration of its common shares.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

Subsequent to the deregistration of the Company’s shares of common stock in March 2008, the Company again commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register 14,799,358 shares (post-forward stock split) of its outstanding common stock, 5,000,000 shares of which will be newly issued shares offered by the Company to raise capital, and the remaining 9,799,358 issued and outstanding shares of common stock will be offered on behalf of the selling stockholders.  The Company plans to raise a total of up to $14,799,358 from this capital formation activity.  Of this total, the Company will not receive any proceeds (up to $9,799,358) from the sale of common stock by selling stockholders.  As of June 19, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, prior to its submission to the SEC.

The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, which have been consistently applied in the preparation of the financial statements.

   Nature of the business

The Company currently intends to build a business as an early-stage developer of handheld detectors that can discover and identify – in real time and under low-flow conditions – hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response.

    Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

    Cash and cash equivalents

For cash flow purposes, the Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

   Concentration of Credit Risk

As of March 31, 2008, the Company maintained its cash account at one commercial bank.  The balance in the account was subject to FDIC coverage.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  It plans to realize revenues from product sales when there is persuasive evidence of an agreement, the products are delivered to customers, acceptance has been approved by its customers, and collection is reasonably assured.  For product support and product software updates, the Company plans to realize revenues when completion of services have occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

    Property and equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is computed over the lesser of the estimated useful lives or the lease term of the related assets using the straight-line method.  Maintenance and repairs that neither add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred.  Gains or losses on the disposal of property and equipment are included in the determination of income. The useful life of property and equipment is five years.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

   Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the nine months and period ended March 31, 2008, and 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and are measured at the prevailing enacted tax rates that will be in effect when these differences are settled or realized.  SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2008, the carrying value of accounts payable, accrued liabilities, amounts due to related parties, and short-term note payable from related party approximated fair value due to the short-term nature and maturity of these instruments.

   Loss per Common Share

Basic loss per common share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the nine months and period ended March 31, 2008, and 2007.

    Research and development

Research and development costs are expensed when incurred.

    Lease Obligations

All non-cancelable leases with an initial term greater than one year are categorized as either capital or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

   Advertising

The Company expenses all advertising and promotion costs as incurred.  Advertising and promotion costs for the nine months and period ended March 31, 2008, and 2007, were $15,093 and nil, respectively.

2.

Development Stage Activities and Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company is a development stage enterprise and since inception, has experienced recurring losses from operations and negative cash flows from operations. These conditions create an uncertainty as to the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described below.

As of March 31, 2008, the Company had a negative working capital and a stockholders’ (deficit) of $253,359.  The Company’s business plan includes capital formation activities to raise debt and equity. Prior to May 31, 2007, the Company was a publicly traded company with essentially no assets or operations. On May 31, 2007, the Company effected a reverse merger with Cloudtech Sensors, Inc. During the period from August 22, 2006, through May 31, 2007, Cloudtech Sensors, Inc. was incorporated, received initial working capital through loans from Directors, officers, and stockholders, and completed the reverse merger with APG.  In June 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to approximately $1,332,000 through the issuance of 1,992,375 shares of its common stock (post-forward stock split), par value $0.001 per share. In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock and received proceeds of $1,332,120.  As of October 31, 2007, the Company completed its PPO and closed the offering.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the SEC to register 1,992,375 shares (post-forward stock split) of its issued and outstanding common stock on behalf of selling stockholders.  As a result of the notification from the SEC, as described in Note 1, the Company terminated its capital formation activity to register 1,992,375 shares of its common stock, and the Company’s common stock was deregistered.

Subsequent to the deregistration of the Company’s shares of common stock in March 2008, the Company again commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register 14,799,358 shares (post-forward stock split) of its outstanding common stock, 5,000,000 shares of which will be newly issued shares offered by the Company to raise capital, and the remaining 9,799,358 issued and outstanding shares of common stock will be offered on behalf of the selling stockholders.  The Company plans to raise a total of up to $14,799,358 from this capital formation activity.  Of this total, the Company will not receive any proceeds (up to $9,799,358) from the sale of common stock by selling stockholders.  As of June 19, 2008, the Company was continuing with the preparation of the Registration Statement on Form S-1, and had not submitted it to the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2008, the cash resources of the Company were insufficient to meet its current business plan.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

3.

Capital Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share.  As of March 31, 2008, the Company had 15,252 shares (post-forward stock split) of Series A preferred stock issued and outstanding with the following rights and preferences: (i) voting rights of 20 votes per share of Series A preferred stock issued and outstanding, (ii) a 3 percent non-cumulative dividend based on face value with preference over the shares of common stock, (iii) a $1.00 per share face value, and (iv) convertible into shares of common stock on a 20-for-1 basis whereby for each issued and outstanding share of Series A preferred stock shall convert into 20 shares of common stock, commencing two years from the date of  issuance of such shares of Series A preferred stock.

In March 2008, a preferred stockholder exercised the right to convert to common stock at a 20:1 exchange rate.  As such, 15,000 shares (post-forward stock split) of Series A preferred stock were converted into 300,000 shares (post-forward stock split) of common stock.

The Company is also authorized to issue 150,000,000 shares of common stock with a par value of $0.001 per share.  As of March 31, 2008, the Company had 98,016,798 shares (post-forward stock split) of its common stock issued and outstanding.

On May 31, 2007, pursuant to the Merger Agreement as discussed in Note 1, APG exchanged 76,950,000 shares (post-forward stock split) of its common stock for all of the shares of common stock of Cloudtech Sensors, Inc. [76,950,000 shares (post-forward stock split)], and Cloudtech Sensors, Inc. became a wholly owned subsidiary of the Company.  Upon completion of the reverse merger, the former stockholders of Cloudtech Sensors, Inc. owned approximately 85 percent of the Company’s issued and outstanding common stock. Given that Cloudtech Sensors, Inc. is considered to have acquired the Company by a reverse merger through a Merger Agreement, and its stockholders currently have voting control of the Company, the accompanying financial statements and related disclosures in the notes to the financial statements present the financial position as of March 31, 2008, and the operations for the periods ended March 31, 2008, and 2007, and cumulative from inception, of Cloudtech Sensors, Inc. under the name of Cloudtech Sensors, Inc. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of the Company, and net assets of Cloudtech Sensors, Inc., brought forward at their historical cost bases.  The costs associated with the reverse merger have been expensed as incurred.

On May 31, 2007, the Company issued 1,380,000 shares (post-forward stock split) of common stock for services valued at $9,200 which was charged to operations as stock based compensation for consulting fees for the period ended June 30, 2007.

On June 1, 2007, the Company issued 2,874,000 shares (post-forward stock split) of common stock for legal services rendered valued at 19,160.

In June 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to approximately $1,332,000 through the issuance of 1,992,375 shares of its common stock (post-forward stock split), par value $0.001 per share.  In September and October 2007, the Company subscribed and issued 1,992,375 shares (post-forward stock split) of common stock and received proceeds of $1,332,120.  As of October 31, 2007, the Company completed its PPO and closed the offering.

On May 15, 2008, the Company authorized a 3-for-1 forward stock split.  As a result, all of the share and per share amounts included in the financial statements have been retroactively restated to reflect the stock split.  At the same time, the Company also received the unanimous written consent from stockholders holding a majority of the outstanding shares to increase the authorized shares from 40,000,000 to 150,000,000 shares (post-forward stock split) of common stock, and from 1,000,000 to 10,000,000 shares (post-forward stock split) of preferred stock.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

4.

Related Party Transactions

On February 27, 2007, in connection with the reverse merger discussed in Note 1, the Company and one of its stockholders executed a promissory note (the “Promissory Note”), which was subsequently amended and restated as of September 21, 2007. Under the terms of the Promissory Note, the Company promised to pay to the stockholder $300,000 for repayment of any remaining liabilities of APG prior to the effective date of the Merger Agreement.  The Promissory Note was non-interest bearing and due when the Company raised at least $1,300,000 in a PPO, which was completed in October 2007.  In the accompanying financial statements, the Company has accounted for the $300,000 due under the Promissory Note as a reverse merger cost and has charged this amount to operations for the period ended June 30, 2007.  In October 2007, the Promissory Note was paid in full by the Company.

As described in Note 5, on January 1, 2008, the Company entered into a lease agreement for its corporate offices with AVIVA, Inc., a related-party company owned by one of the founding stockholders.  The lease has a term of one year, and is cancelable by either party at any time upon 30-days written notice.  The monthly rent is $500.  As of March 31, 2008, the amount of $500 was owed under the lease agreement.

As of March 31, 2008, the amount of $50,000 was owed to the Chairman, Secretary, Treasurer, and stockholder of the Company for a working capital loan.  The loan is unsecured, non-interest bearing, and has no terms for repayment.

As of March 31, 2008, the amount of $32,500 was owed to a Director and stockholder of the Company for operating expenses incurred and consulting services rendered.  The loan is unsecured, non-interest bearing, and has no terms for repayment.

During the period ended June 30, 2007, a stockholder of the Company provided the Company with legal services valued at $6,000.  As of March 31, 2008, the amount owed to this individual was $3,455.

5.

Commitments and Contingencies

The Company filed suit on September 21, 2007, in the Delaware Court of Chancery against three Bahamian-based companies, Colonial National, Ltd., Hamilton, Ltd. and Castle Pines, Inc, and possibly all or some of their principals, seeking the cancellation of 600,000 shares of APG common stock presently deposited with the brokerage firm of Brown Brothers Harriman & Co. (“BBH”). Craz Products, Inc., as the predecessor of APG, issued the Bahamian APG Shares to the Bahamian Companies in April 1999 in exchange for three promissory notes given by the Bahamian Companies to Craz Products, Inc. In April 2000, the Bahamian Companies defaulted under the promissory notes and APG took steps to cancel the Bahamian APG Shares. In connection with the reverse merger, APG’s management represented and warranted to Cloudtech Sensors, Inc. that APG had cancelled the Bahamian APG Shares and this representation was accepted.

In July 2007, however, the Company learned that the Bahamian APG Shares were being freely traded in the open markets and, evidently, had not been canceled. The Company intends to vigorously pursue its claim for cancellation of those Bahamian APG Shares which remain deposited with BBH.

The Company does not anticipate bringing any legal action against BBH on the legal bases of (i) lack or failure of consideration, (ii) material breach of contract, and (iii) unjust enrichment, among other causes of action.

If the Company is successful in cancelling any of the Bahamian APG Shares, then the Company, as part of the reverse merger consideration and to reflect a mutually agreed upon business arrangement providing for the APG stockholders to own 15% of the common stock of the Company at the effective time of the merger, agreed to issue on a pro rata basis new shares of the Company in an amount equal to the amount of Cancelled Bahaman APG Shares to the APG stockholders immediately prior to the reverse merger, or to their respective successors or assigns.

The Company is from time-to-time involved in certain legal actions and customer disputes arising in the ordinary course of business.  In the opinion of management, the outcome of such actions will not have a material adverse effect on the Company’s financial position or results of operation.

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

On July 20, 2007, the Company entered into a license agreement with Delaware Technology Park, Inc. (the “Licensor”), whereby the Licensor, as the master lessee, granted a revocable license at a monthly fee of $462 to the Company to use a portion of a building owned by the University of Delaware at 1 Innovation Way, Newark, DE.  Under the terms of the License Agreement, the Company is permitted to use a certain portion of the building for one year commencing August 1, 2007.  Following the expiration of the initial license term, the license will be automatically extended on a monthly basis at a monthly fee of $485, unless cancelled by either party by giving 60 days advance written notice of cancellation to the other party.

On September 12, 2007, the Company entered into a lease agreement with Rutgers-Camden Technology Campus, Inc. (“RCTC”) for the use of property located at Suite 222, 200 Federal Street, 2nd Floor, Camden, NJ for the exclusive purpose of operating a sensor technology company business.  The term of the lease agreement is for one-year commencing on September 1, 2007, and expiring on of August 31, 2008.  The monthly rent is $1,175, and the lease agreement requires $1,175 as a security deposit.  On the expiration of the initial lease term, the Company has the right to renew the lease in 12-month periods for up to an additional four years subject to the right of RCTC to increase the rent for any such lease renewal period.

On November 7, 2007, the Company entered into a development contract to create a low-cost, easily replaceable optical sensing “chip” capable of detecting multiple chemical or biological agents with high sensitivity. The contract called for total payments of $250,000, and the Company paid two monthly payments totalling $60,000. Work under the contract was suspended, and if it resumes, the Company will be obligated to make monthly payments of $30,000 for three months, with the remaining payment of $100,000 due in the fourth month.

On January 1, 2008, the Company entered into a lease agreement for its corporate offices with AVIVA, Inc., a related-party company owned by one of the founding stockholders.  The lease has a term of one year, and is cancelable by either party at any time upon 30-days written notice.  The monthly rent is $500.  As of March 31, 2008, the amount of $500 was owed under the lease agreement.

In February 2008, the Company financed an insurance premium.  The total premium was $60,701.  The Company was required to make an initial payment of $30,350 and financed the remaining balance.  The note is payable in 10 monthly installments of $3,140, including interest at a rate of approximately 7.5 percent.

6.

Income taxes

The provision (benefit) for income taxes for the nine-months and period ended March 31, 2008, and 2007, respectively, is as follows (assuming a 23 percent effective tax rate):

	2008	2007
Current Tax Provision:
Federal and state-
Taxable income	$-	$-
Total current tax provision	$-	$-
Deferred Tax Provision
Federal and state-
Loss carryforwards	$237,785	$2,562
Change in valuation allowance	(237,785)	(2,562)
Total deferred tax provision	$-	$-

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

The Company had deferred income tax assets as of March 31, 2008, as follows:

2008
Loss carryforwards	$371,183
Less-Valuation allowance	(371,183)
Total net deferred tax assets	$—

As of March 31, 2008, the Company has net operating losses (“NOL”) of approximately $1,613,839 which will be available to offset future taxable income. Included in the NOL’s are losses of $204,000 generated by APG prior to the merger with Cloudtech Sensors, Inc. which are subject to restrictions under Internal Revenue Code Section 382, due to change in ownership in that entity.  If not used, all of the NOL’s will expire at various times through 2028.

Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforwards is limited following a greater than 50% change in ownership.  Due to the Company's current equity transactions, the Company's net operating loss carryforwards may be subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the federal long-term tax exempt rate.  Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will not be realized.  The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.  Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax asset, the deferred tax assets are fully offset by a valuation allowance as of March 31, 2008.

7.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (SFAS 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS157 are effective as of the beginning of the Company's 2008 fiscal year. The Company is currently evaluating the effect of adopting SFAS 157 on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R) Business Combinations (SFAS 141(R)). This Statement replaces the original FASB Statement No. 141. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of this SFAS 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS 141(R) establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

Statements – an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements.  This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling interest’s attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008.  The management of the Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

●

Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

●

Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

●

Disclosure of information about credit-risk-related contingent features; and

●

Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of the Company is in the process of evaluating the impact of this pronouncement on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)

FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

CLOUDTECH SENSORS, INC.

(FORMERLY ADVANCED PRODUCTS GROUP, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2008, and 2007

(Unaudited)

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

8.

Subsequent Events

On May 15, 2008, the Company authorized a 3-for-1 forward stock split.  As a result, all of the share and per share amounts included in the financial statements have been retroactively restated to reflect the stock split.  At the same time, the Company also received the unanimous written consent from stockholders holding a majority of the outstanding shares to increase the authorized shares from 40,000,000 to 150,000,000 shares (post-forward stock split) of common stock, and from 1,000,000 to 10,000,000 shares (post-forward stock split) of preferred stock.

CLOUDTECH SENSORS, INC.

14,799,358

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

June ___, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Registrant but these funds have been advanced by Ms. Mergenthaler as payment for her shares.

Securities and Exchange Commission registration fee	$583
Blue Sky Fees (1)	$2,000
Legal fees and expenses (1)	$25,000
Accounting fees and expenses (1)	$35,000
Miscellaneous (1)	$12,417
Total (1)	$75,000

(1)

Estimated.

Item 14.

Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's Certificate of Incorporation limits the liability of the Registrant's Directors to the maximum extent permitted by Delaware law.  Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee, or agent of the  corporation.  The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant is required to indemnify its Directors and officers to the maximum extent permitted by law.  The Registrant's Bylaws also require the Registrant to advance expenses incurred by an officer or Director in connection with the defense of any action or proceeding arising out of that party's status or service as a Director or officer of the Registrant or as a Director, officer, employee benefit plan, or other enterprise, if serving as such at the Registrant's request.  The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any Director or officer for any liability arising out of his or her actions in a representative capacity.

Item 15.

Recent Sales of Unregistered Securities.

The Registrant issued 76,950,000 shares (post-forward stock split) of common stock on May 31, 2007, to 11 shareholders of Cloudtech Sensors, Inc. in connection with the merger of Cloudtech Sensors, Inc. with and into the Registrant.  The Registrant relied upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended in making such issuance.

From September 1, 2007 through October 31, 2007, the Registrant issued 643,475 shares of common stock at an average price of $2.10 per share to approximately 86 investors.  The Registrant relied upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, in making such issuances.

Item 16.

Exhibits and Financial Statement Schedules.

(a)

Exhibits:

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description of Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2007, of Cloudtech Sensors, Inc. into Advanced Products Group, Inc., as Surviving Corporation. (1)
3.1	Amended and Restated Certificate of Incorporation of Cloudtech Sensors, Inc.
3.2	Amended and Restated Bylaws of Cloudtech Sensors, Inc.
5.1	Opinion of Michael S. Krome, Esq.
10.1	Promissory Note, dated September 27, 2007, issued by Cloudtech Sensors, Inc. to Edward J. da Parma. (1)
10.2	Original Promissory Note, issued by Cloudtech Sensors, Inc. to Advanced Products Group, Inc. is the Payee. (1)
10.3	License Agreement, dated July 20, 2007, by and between the Delaware Technology Park, Inc. and Cloudtech Sensors, Inc. (1)
10.4	Lease Agreement, dated September 12, 2007, by and between Rutgers-Camden Technology Campus, Inc. and Cloudtech Sensors, Inc. (1)
10.5	Agreement between Cloudtech Sensors, Inc. and EM Photonics, Inc. (to be filed as anamendment.
23.1	Consent of Davis Accounting Group P.C., Registered Independent Auditor
23.2	Consent of Michael S. Krome, Esq. (included in Exhibit 5)
99.1	Form of Subscription Agreement for Common Stock

(1)

Incorporated by reference to similarly numbered exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2007.

Item 17.

Undertakings.

(a)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, officers, and controlling persons of the registrant pursuant to any provision of the Certificate of Incorporation, Bylaws, contract arrangements, statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)

The undersigned Registrant hereby undertakes that:

(1)

For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sole to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Landenberg, State of Pennsylvania, on June 30, 2008.

Cloudtech Sensors, Inc.

By:	/s/ James L. Trichon
James L. Trichon President, Principal Executive Officer and Director

POWER OF ATTORNEY

The undersigned Directors and officers of Cloudtech Sensors, Inc. hereby constitute and appoint James L. Trichon with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James L. Trichon	President and Director (Principal	June 30, 2008
James L. Trichon	Executive Officer)

/s/ Kenneth S. Rosenzweig	Chairman, Secretary and Treasurer	June 30, 2008
Kenneth S. Rosenzweig

/s/ Wayne R. Lorgus	Chief Financial Officer (Principal	June 30, 2008
Wayne R. Lorgus	Accounting Officer)

/s/ Gregory N. Moore	Director	June 30, 2008
Gregory N. Moore

/s/ James Zimbler	Director	June 30, 2008
James Zimbler